As filed with the Securities and Exchange Commission on October 12, 2000

                                                     Registration  No. 333-46314
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                            -------------------------
                        PRE-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            -------------------------
                            THE FEMALE HEALTH COMPANY
                 (Name of Small Business Issuer in its Charter)
                            -------------------------

           Wisconsin                        3069                              39-1144397
-------------------------------   ----------------------------   ------------------------------------
(State or Other Jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer Identification No.)
Incorporation or Organization)    Classification Code Number)

                                          O.B. Parrish, Chairman
     875 North Michigan Avenue            of the Board and Chief
            Suite 3660                       Executive Officer
      Chicago, Illinois 60611            875 North Michigan Avenue
          (312) 280-1119                        Suite 3660
                                          Chicago, Illinois 60611
                                              (312) 280-1119
  (Address and Telephone Number
of Principal Executive Offices and     (Name, Address and Telephone
    Principal Place of Business)        Number of Agent for Service)

                                   Copies to:

                              James M. Bedore, Esq.
                          Reinhart, Boerner, Van Deuren
                            Norris & Rieselbach, s.c.
                       1000 North Water Street, Suite 2100
                              Milwaukee, WI  53202
                                 (414) 298-1000

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.   [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.   [  ]

If  delivery  of  the  prospectus  is  expected to be made pursuant to Rule 434,
please  check  the  following  box.   [  ]

                         CALCULATION OF REGISTRATION FEE

                                                                          PROPOSED MAXIMUM
TITLE OF EACH CLASS OF         AMOUNT TO BE   PROPOSED MAXIMUM OFFERING       AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED         PRICE PER SHARE         OFFERING PRICE    REGISTRATION FEE
-----------------------------  ------------  ---------------------------  -----------------  -----------------

Common Stock, $0.01 par value       650,000  $                  0.48 (1)  $         312,000  $          83 (2)
Common Stock, $0.01 par value       425,000  $                  0.58 (3)  $         246,500  $          66
=============================  ============  ===========================  =================  =================

(1)     Calculated  in  accordance  with  Rule  457(c) based on the average of the bid and asked prices of the
Common Stock as reported on the Over the Counter Bulletin Board on September 18, 2000, solely for the purposes of  calculating  the  amount  of  the  registration  fee.
(2)     Previously  paid.
(3)     Calculated  in  accordance  with  Rule  457(c) based on the average of the bid and asked prices of the
Common Stock as reported on the Over the Counter Bulletin Board on October 6, 2000, solely for the purposes of calculating  the  amount  of  the  registration  fee.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS                       PRELIMINARY  PROSPECTUS
                                 SUBJECT TO COMPLETION-DATED OCTOBER 12, 2000

                                 THE  FEMALE  HEALTH  COMPANY

                                 1,075,000  SHARES  OF  COMMON  STOCK

     This prospectus may be used only by the stockholders listed under the section entitled "Selling Stockholders" in the prospectus for their resale of up to 1,075,000 shares of our common stock. We will not receive any proceeds from the sale of the shares by the selling stockholders.

          Our common stock is quoted on the Over the Counter Bulletin Board under the symbol "FHCO." On October 6, 2000, the closing sale price of the common stock was $0.52.

YOU SHOULD CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE PURCHASING OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

October __,  2000

                    TABLE OF CONTENTS
                                                       PAGE
                                                       ----
Prospectus Summary. . . . . . . . . . . . . . . . . .     3
Risk Factors. . . . . . . . . . . . . . . . . . . . .     6
Forward-Looking Statements May Prove to be Inaccurate    11
Use of Proceeds . . . . . . . . . . . . . . . . . . .    11
Price Range of Common Stock . . . . . . . . . . . . .    11
Dividend Policy . . . . . . . . . . . . . . . . . . .    11
Determination of Offering Price . . . . . . . . . . .    12
Capitalization. . . . . . . . . . . . . . . . . . . .    13
Management's Discussion and Analysis of Financial
Condition and Results of Operations . . . . . . . . .    14
Business. . . . . . . . . . . . . . . . . . . . . . .    19
Management. . . . . . . . . . . . . . . . . . . . . .    24
Principal Shareholders. . . . . . . . . . . . . . . .    30
Related Party Transactions. . . . . . . . . . . . . .    32
Description of Capital Stock. . . . . . . . . . . . .    34
Selling Stockholders. . . . . . . . . . . . . . . . .    38
Plan of Distribution. . . . . . . . . . . . . . . . .    39
Legal Matters . . . . . . . . . . . . . . . . . . . .    40
Experts . . . . . . . . . . . . . . . . . . . . . . .    40
The Female Health Company Index to Consolidated
Financial Statements. . . . . . . . . . . . . . . . .    41

                               PROSPECTUS SUMMARY

     THIS SUMMARY PROVIDES AN OVERVIEW OF SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION IN THIS PROSPECTUS AND OUR FINANCIAL STATEMENTS.

                                  OUR BUSINESS

     The Female Health Company is essentially a global start-up company. Our business consists solely of the manufacture and sale of the female condom, known in the United States as Reality(R) and under various other trade names in foreign countries. We were incorporated in Wisconsin in 1971 and established in our current form as The Female Health Company on February 1, 1996.

     Initially, we expended significant time and resources in the development of the female condom and securing FDA approval to market the female condom in the United States. During this time, we also operated our original recreational products business. After considering various alternatives, in 1995 our Board of Directors selected the female condom as the central focus for our strategic direction. As a result, in January 1996, we sold our recreational products business, changed our name to The Female Health Company and devoted ourselves solely to the commercialization of the female condom.

     As part of this restructuring, on February 1, 1996, we acquired the stock of Chartex Resources Limited, the manufacturer and owner of worldwide rights to, and our then sole supplier of, the female condom. As a result of these transactions, our sole business now consists of the manufacture, marketing and sale of the female condom. We own global intellectual property rights for the female condom, including:

- patents in the United States, the European Union, Japan and various other countries;

-     a  Pre-Market  Approval  granted  by  the  United  States  Food  and  Drug
      Administration (FDA) approving and permitting marketing of the female condom in the United States;

- a CE mark in the European Union representing that the product, as a medical device, has been approved by the European Union for marketing in the member countries of the European Union;

-     regulatory  approvals  in  various  other  countries, including Japan; and

-     proprietary  manufacturing  technology.

     We also lease a state of the art manufacturing facility in London, England, capable of producing 60 million female condoms per year. The facility has been inspected and approved by the FDA and the European Union.

     Our principal executive offices are located at 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611, and our telephone number is 312-280-1119.

                                  THE OFFERING

Common stock offered by the selling stockholders  1,075,000 shares

Common stock outstanding as of October 9, 2000 .  13,753,699 shares (1)

Over the Counter Bulletin Board symbol . . . . .  FHCO
_________________

(1)     Does  not  include:

- 4,363,500 shares of common stock issuable upon exercise of warrants outstanding as of October 9, 2000;

- 2,923,000 shares of common stock issuable upon exercise of stock options outstanding as of October 9, 2000;

- 660,000 shares of common stock issuable upon conversion of outstanding preferred stock; and

- shares issuable upon conversion of the $1.5 million convertible debentures outstanding.

                         SUMMARY FINANCIAL INFORMATION

     The summary financial information below is derived from our financial statements appearing elsewhere in this prospectus. You should read this information in conjunction with those financial statements, including the notes to the financial statements.



                                          YEAR ENDED SEPTEMBER 30,         NINE MONTHS ENDED
                                     1997          1998          1999        JUNE 30, 2000
                                 ------------  ------------  ------------  -----------------
STATEMENTS OF OPERATIONS DATA:
Net revenues. . . . . . . . . .  $ 2,916,408   $ 5,451,399   $ 4,715,477   $    3,923,425
Cost of products sold . . . . .    3,475,709     5,273,369     4,598,747        3,612,216
Net loss. . . . . . . . . . . .   (6,251,149)   (3,357,316)   (3,750,309)      (3,126,029)
Net loss attributable to common
    stockholders. . . . . . . .   (6,266,114)   (4,306,985)   (3,884,228)      (3,225,119)
Net loss per common share
    outstanding . . . . . . . .  $     (0.74)  $     (0.43)  $     (0.36)  $        (0.26)


                                   SEPTEMBER 30, 1999      JUNE 30, 2000
                                   -------------------  -------------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital . . . . . . . . .  $           522,081  $       (1,152,428)
Total assets. . . . . . . . . . .            6,507,143           4,722,069
Long-term debt and capital lease
 Obligations. . . . . . . . . . .                    -                   -
Stockholders' equity (deficit). .            1,722,970            (293,940)

                                  RISK FACTORS

     You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before purchasing our common stock.

     WE NEED ADDITIONAL CAPITAL TO SUPPORT OUR OPERATIONS. WE MAY NOT BE ABLE TO RAISE SUFFICIENT AMOUNTS OF ADDITIONAL CAPITAL WHEN NEEDED AND, IF WE DO RAISE ADDITIONAL CAPITAL, IT COULD DILUTE THE HOLDINGS OF OUR SHAREHOLDERS.

     Sales of our sole product, the female condom, are currently insufficient to cover our fixed manufacturing overhead, advertising and general and administrative costs. Consequently, we must secure additional capital to fund operating losses. We may not be successful in raising sufficient amounts of additional capital when needed and, even if we are able to raise additional capital, the terms of our financing activities may be costly and/or dilute the holdings of our shareholders.

     We estimate that we may need up to $1.3 million before the end of 2000 to fund our anticipated cash needs for working capital, capital expenditures and debt obligations, depending on the level of sales of our product. However, at this stage in our development, the amount and timing of our future capital requirements cannot be precisely determined. Many of the factors affecting our capital requirements, including new market launches by our international partners and sales orders from existing customers, are outside of our control.

     We have an Equity Line Agreement to sell up to $6 million of our common stock to Kingsbridge Capital Limited, a private investor. We have sold $582,000 to Kingsbridge under this agreement through the date of this prospectus. Our future use of the Equity Line Agreement is subject to a number of significant conditions which we have summarized on page 17 of this prospectus.

     We expect to raise additional capital through one or more of the following means:

- the sale of debt or equity securities, including under the Equity Line Agreement with Kingsbridge if we meet the conditions to use the agreement;

-     the  sale  of  assets  or  rights;  or

- by discounting receivables and/or letters of credit to facilitate collection.

     We can make no assurance that we will be successful in raising additional capital. Further, we can make no assurance that any amount, if raised, will be sufficient to continue our operations until sales of the female condom generate sufficient revenues to fund operations. We may also find it difficult to raise funds from any debt financing because our existing creditors hold a first security interest in all of our assets.

WE EXPECT TO RELY ON OUR EQUITY LINE AGREEMENT TO RAISE NEEDED CAPITAL, BUT WE MAY NOT BE ABLE TO SATISFY ALL OF THE CONDITIONS TO USE IT WHEN NEEDED. ALSO, IF WE DO USE OUR EQUITY LINE AGREEMENT, IT COULD DILUTE THE HOLDINGS OF OUR SHAREHOLDERS.

     Our Equity Line Agreement with Kingsbridge gives us the right, subject to various conditions, to sell to Kingsbridge shares of our common stock for cash consideration up to $6 million. We have sold a total of $582,000 of common stock to Kingsbridge through the date of this prospectus. We may sell additional shares to Kingsbridge at any time on or before February 12, 2001 only if we comply with the conditions in the Equity Line Agreement or Kingsbridge waives the conditions. The conditions to our ability to sell our common stock under the Equity Line Agreement include the following:

- the registration statement for resales of stock by Kingsbridge must remain in effect;

- the sale must not cause Kingsbridge's ownership of our common stock to exceed 9.9% of the outstanding shares of our common stock;

- the trading price of our common stock over a five trading day period preceding the date of the sale must equal or exceed $1.00 per share; and

- the average daily trading volume of our common stock for a 20 trading day period preceding the date of the sale must equal or exceed 17,000 shares.

     We may not be able to meet the conditions to use the Equity Line Agreement when needed. For example, between May 16, 2000 and September 7, 2000, our common stock trading price closed below $1 per share on all 77 trading days. Kingsbridge may waive any of the conditions for our use of the Equity Line Agreement, but we can make no assurance that it will choose to do so. If we are unable to use the Equity Line Agreement when needed, we may be forced to seek other sources of capital which may not be available to use on acceptable terms, if at all.

     Any stock which we sell to Kingsbridge under the Equity Line Agreement will be sold at a discount to the stock's then market price as provided in the agreement. The discount is 12% of the market price of a share of our common stock at the time if the market price is $2.00 or more and 18% if the market price is less than $2.00. As a result, any sales of common stock by us under the Equity Line Agreement could significantly increase our net loss per share or decrease our net income per share and cause the market price of our common stock to decrease.

     We have also agreed to pay Hartinvest-Medical Ventures, the entity that solicited Kingsbridge, a commission of 7% on all amounts received from Kingsbridge under the agreement. This commission may, at the option of Hartinvest-Medical Ventures, be paid in shares of our common stock valued at the same price at which we sell shares to Kingsbridge under the agreement. If Hartinvest-Medical Ventures elects to receive payment of its commissions in common stock, the issuance of the shares would further dilute our shareholders and could cause our stock price to decrease.

OUR  SUCCESS  IS  COMPLETELY  DEPENDENT  UPON  THE SUCCESS OF THE FEMALE CONDOM.

     We expect to derive our future revenues from sales of the female condom, our sole current product. Our current level of expenditures has been established to support a higher level of revenues. For us to begin generating cash from operations, sales of the female condom will have to increase to approximately 22 million per year based upon the current average selling price per unit, which would represent approximately 37% of our manufacturing capacity compared to approximately 11% of our manufacturing capacity that we used in fiscal 1999. If sales do not increase from current levels to this degree or if the cost to obtain this level of sales is prohibitive, we will continue to experience operating losses and, ultimately, our viability will be in jeopardy. Our ability to achieve a higher level of revenues is uncertain because the product is in the early stages of its commercialization. Accordingly, the ultimate level of acceptance of the female condom by public health advocates as well as users around the world, which includes the decision to use the female condom versus other available products, is not yet known.

SINCE OUR COMMON STOCK IS NO LONGER LISTED ON THE AMERICAN STOCK EXCHANGE, YOU MAY HAVE GREATER DIFFICULTY BUYING AND SELLING OUR COMMON STOCK.

     On February 5, 1999, our common stock was delisted from the American Stock Exchange since it did not meet all of the criteria for continued listing. Commencing on approximately February 10, 1999, the common stock has been quoted on the OTC Bulletin Board under the symbol "FHCO." You may find it more difficult to obtain accurate quotations of the price of the our common stock and to sell the common stock on the open market than was the case when the common stock was listed on the American Stock Exchange. In addition, companies whose stock is listed on the American Stock Exchange must adhere to the rules of that exchange. These rules include various corporate governance procedures which, among other items, require a company to obtain shareholder approval prior to completing various types of important transactions including issuances of common stock equal to 20% or more of the company's then outstanding common stock for less than the greater of book or market value or most issuances of stock options. Since our stock is quoted on the OTC Bulletin Board, we are not subject to those or any comparable rules.

WE HAVE A HISTORY OF SIGNIFICANT LOSSES AND, DUE TO THAT AND OTHER FACTORS, OUR INDEPENDENT AUDITOR HAS ISSUED A QUALIFIED OPINION ON OUR FINANCIAL STATEMENTS.

     We had a net loss attributable to common stockholders of $3.2 million for the first nine months of fiscal 2000, $3.9 million for fiscal 1999, $4.3 million for fiscal 1998 and $6.3 million for fiscal 1997. As of June 30, 2000, we had an accumulated deficit of $48.4 million, a working capital deficit of $1.2 million and stockholders' deficit of $0.3 million. Historically, we have experienced cash operating losses relating to expenses to develop, manufacture and promote the female condom. Consistent with the availability of resources, we expect to make substantial expenditures in fiscal 2000 in an effort to support our manufacturing operations and increase awareness and distribution of the female condom around the globe. Until our internally generated funds are sufficient to meet cash requirements, we will remain dependent upon our ability to generate sufficient capital from outside sources. We can make no assurance that we will achieve a profitable level of operations in the near term or at all.

     Our independent auditor's reports on our consolidated financial statements for the fiscal years ended September 30, 1999, 1998 and 1997 were qualified as to our ability to continue as a going concern. While many factors are considered by the auditor in reaching its opinion, the primary reason for the going concern opinion was due to our continued deficit cash flows from operations, driven largely by continued operating losses. Our net cash used in operations was $0.8 million for the first nine months of fiscal 2000, $2.8 million for fiscal 1999, $2.8 million for fiscal 1998 and $5.0 million for fiscal 1997.

     In the near term, we expect operating costs to continue to exceed funds generated from operations due principally to our fixed manufacturing costs relative to our current production volumes. We can make no assurance that we will achieve positive cash flows from our operations in the near term or at all. We believe we must first achieve, on a continuing basis, positive cash flow from operations and net operating profits in order for our independent auditors to re-evaluate their going concern opinion.

BECAUSE OUR PRODUCT FACES SIGNIFICANT COMPETITION FROM OTHER PRODUCTS, SUCH AS THE MALE CONDOM, WE MAY NOT BE ABLE TO ACHIEVE ANTICIPATED GROWTH LEVELS OR PROFIT MARGINS.

     We may be unable to compete successfully against current and future competitors, and competitive pressures could have a negative effect on our revenues, cash flows and profit margins. Although we believe that there is currently no other female condom sold in the world, other parties may seek to develop an intravaginal pouch which does not infringe our patents. These products, if developed, could be distributed by companies with greater financial resources and customer contacts than us. In addition, there are a number of other products currently marketed which have a higher degree of accepted efficacy for preventing pregnancy than does the female condom. These products include male condoms, birth control pills, Norplant and Depo Provera. However, other than the female condom, only the latex male condom is generally recognized as being efficacious in preventing unintended pregnancies and sexually transmitted diseases. Companies manufacturing these competing products are generally much larger than we are and have access to significantly greater resources than we do. In addition, the female condom is generally sold at prices comparatively greater than the price of the latex male condom. Accordingly, the female condom will not be able to compete with the latex male condom solely on the basis of price.

FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY REDUCE THE STOCK'S TRADING PRICE.

     A large number of our shares of common stock which are currently outstanding or which we may issue in the near future may be immediately resold in the public market. Sales of our common stock in the public market or the perception that sales may occur, could cause the market price of our common stock to decline even if our business is doing well. Virtually all of the 13,753,699 shares of our common stock and 660,000 shares of our convertible preferred stock outstanding as of October 9, 2000 may be immediately resold in the public market, although sales of our shares by our directors, executive officers or other persons who may control us may be subject to restrictions under Rule 144, including limitations on the number of shares that may be sold. We may also issue up to $6 million of common stock under our Equity Line Agreement with Kingsbridge. The shares of common stock which we may sell to Kingsbridge under the Equity Line Agreement will be available for immediate resale to the public because we have filed a registration statement with the Securities and Exchange Commission to register the resale by Kingsbridge of these shares. Further, as of

October 9, 2000, we have issued options and warrants to purchase 7,286,500 shares of common stock. We have filed or intend to file registration statements under the Securities Act to register the sale of the shares underlying these options and warrants and, accordingly, any shares received upon exercise of these options or warrants will also be freely tradable, except for shares received by our directors, executive officers or other persons who may control us which are subject to the restrictions under Rule 144.

OUR STOCK PRICE HAS BEEN EXTREMELY VOLATILE AND, AS A RESULT, THE PRICE COULD BE DOWN AT A TIME WHEN YOU DESIRE TO SELL YOUR SHARES.

     The market price of our common stock has been and may continue to be affected by quarter-to-quarter variations in our operating results, announcements by our competitors and other factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, particularly among the stock of emerging growth companies, which have often been unrelated to the operating performance of particular companies. Factors not directly related to our performance, such as governmental regulation or negative industry reports, may also have a significant adverse impact on the market price of our common stock.

BECAUSE OUR COMMON STOCK IS A "PENNY STOCK," TRADING IN IT IS SUBJECT TO THE PENNY STOCK RULES WHICH COULD AFFECT YOUR ABILITY TO RESELL THE STOCK IN THE MARKET.

     The Securities Enforcement and Penny Stock Reform Act of 1990 imposes restrictions when making trades in any stock such as our common stock which is defined as a "penny stock." The SEC's regulations generally define a penny stock as an equity security that has a price of less than $5.00 per share, other than securities which are traded on markets such as the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market. As a result of being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market. The regulations restricting trades in penny stock include:

- a requirement that stock brokers deliver to their customers, prior to any transaction involving a penny stock, a disclosure schedule explaining the penny stock market and the risks associated with the penny stock market; and

- a requirement that broker-dealers who recommend penny stocks to persons other than their established customers and a limited class of accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale of the securities.

AS A MANUFACTURER AND MARKETER OF A CONSUMER PRODUCT, WE COULD EXPERIENCE PRODUCT LIABILITY CLAIMS.

     The nature of our product may expose us to significant product liability risks. We maintain product liability insurance with coverage limits of $5 million per year on the female condom. We can make no assurance that we will be able to maintain this insurance on acceptable terms or that the insurance will provide adequate coverage against product liability claims. While no product liability claims on the female condom have been brought against us to date, a successful product liability claim against us in excess of our insurance coverage could be extremely damaging to us.

SINCE WE SELL PRODUCT IN FOREIGN MARKETS, WE ARE SUBJECT TO FOREIGN CURRENCY AND OTHER INTERNATIONAL BUSINESS RISKS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

     We manufacture the female condom in a leased facility located in London, England. In addition, a material portion of our future sales are likely to be in foreign markets. Manufacturing costs and sales to foreign markets are subject to inherent risks and challenges that could adversely affect our revenues, cash flows and profit margins, including:

- normal currency risks associated with changes in the exchange rate of foreign currencies relative to the United States dollar;

-     unexpected  changes  in international regulatory requirements and tariffs;

-     difficulties  in  staffing  and  managing  foreign  operations;

-     greater  difficulty  in  accounts  receivable  collection;

-     political  or  economic  changes,  especially  in  developing nations; and

-     price  controls  and  other  restrictions  on  foreign  currency.

     To date, we have not used currency hedging strategies to manage our currency risks. On an ongoing basis, we will continue to evaluate our commercial transactions and will consider employing currency hedging strategies if appropriate.

OUR PRODUCT IS SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION WHICH EXPOSES US TO RISKS THAT WE WILL BE FINED OR EXPOSED TO CIVIL OR CRIMINAL LIABILITY, RECEIVE NEGATIVE PUBLICITY OR BE PREVENTED FROM SELLING OUR PRODUCT.

     The female condom is subject to regulation by the FDA under the Food, Drug and Cosmetic Act, and by other state and foreign regulatory agencies. Under the Food, Drug and Cosmetic Act, medical devices must receive FDA clearance before they can be sold. FDA regulations also require us to adhere to "Good
Manufacturing Practices," which include testing, quality control and documentation procedures. Our compliance with applicable regulatory requirements is monitored through periodic inspections by the FDA and other foreign regulatory agencies. If we fail to comply with applicable regulations, we could:

-     be  fined  or  exposed  to  civil  or  criminal  liability;

- face suspensions of clearances, seizures or recalls of products or operating restrictions;

-     receive  negative  publicity;  or

- be prevented from selling our product in the United States or in foreign markets.

OUR SHAREHOLDERS MAY BE PERSONALLY LIABLE FOR UP TO $.01 FOR EACH SHARE HELD IF WE FAIL TO REPAY OUR DEBTS TO OUR EMPLOYEES FOR UNPAID COMPENSATION.

     Since we are a Wisconsin corporation, our shareholders may be personally liable for our debts to our employees for services performed. Wisconsin law limits the potential amount of our shareholders' liability to the par value of our shares, which is $.01 per share, for each share held. Potential liability is also limited to debts for a maximum of six months' services.

              FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE

     We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. When we use the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Because many factors can materially affect results, including those listed under "Risk Factors," you should not regard our inclusion of forward-looking information as a representation by us or any other person that our objectives or plans will be achieved. Our assumptions relating to budgeting, research, sales, results and market penetration and other management decisions are subjective in many respects and thus are susceptible to interpretations and periodic revisions based on actual experience and business developments. The impact of any of these factors may cause us to alter our capital expenditures or other budgets, which may in turn affect our business, financial position, results of operations and cash flows. Therefore, you should not place undue reliance on forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. Factors that might cause actual results to differ from those anticipated in the forward-looking statements include, but are not limited to, those described in "Risk Factors."

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares offered by this prospectus will be received directly by the selling stockholders. We will not receive any proceeds from the sale of the shares.

                           PRICE RANGE OF COMMON STOCK

     Our common stock is currently quoted on the OTC Bulletin Board under the symbol "FHCO." As of September 7, 2000, there were approximately 452 holders of record of our common stock.

     Prior to February 5, 1999, our common stock was listed on the American Stock Exchange. The following table lists the historical high and low sale prices of a share of our common stock on the American Stock Exchange for periods prior to February 5, 1999 and on the OTC Bulletin Board for periods on or after February 9, 1999:



                        COMMON  STOCK  SALE  PRICE
                        --------------------------
                            HIGH          LOW
                        ------------  ------------
1998 Fiscal Year:
  Quarter ended:
    December 31, 1997          4-3/8             3
    March 31, 1998            3-9/16             2
    June 30, 1998              3-5/8         2-3/8
    September 30, 1998        3-9/16         1-3/8
1999 Fiscal Year:
  Quarter ended:
    December 31, 1998              2         1-1/8
    March 31, 1999            2-1/16        1-1/16
    June 30, 1999                  2           7/8
    September 30, 1999       1-11/16         11/16
2000 Fiscal Year
  Quarter ended:
    December 31, 1999        1-19/32         25/32
    March 31, 2000             1-1/4           3/4
    June 30, 2000             1-3/32           1/2

     The sale price quotations above reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions.

                                 DIVIDEND POLICY

     We have not paid a dividend on our common stock and do not anticipate paying any dividends in the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

     The common stock offered by this prospectus may be offered for sale by the selling stockholders from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. As such, the offering price is indeterminate as of the date of this prospectus. See "Plan of Distribution."

                                 CAPITALIZATION

The following table includes information regarding our unaudited short-term indebtedness and stockholders' equity as of June 30, 2000.

                                                                      JUNE 30, 2000
                                                                     ---------------
                                                                       (UNAUDITED)
Short-term indebtedness:
   Notes payable, related party, net
     of unamortized discount. . . . . . . . . . . . . . . . . . . .  $    1,163,522
   Convertible debentures, net of
     unamortized discount . . . . . . . . . . . . . . . . . . . . .       1,358,911
                                                                     ---------------
         Total short-term indebtedness. . . . . . . . . . . . . . .       2,522,433
                                                                     ===============

Stockholders' equity:
   Class A Convertible Preferred Stock-Series 1, par value $.01 per
     Share, 5,000,000 shares authorized, 660,000 shares issued and
     outstanding as of June 30, 2000. . . . . . . . . . . . . . . .           6,600
   Common stock, par value $.01 per share, 22,000,000 shares
     authorized, 13,325,341 shares issued and outstanding as of
     June 30, 2000. . . . . . . . . . . . . . . . . . . . . . . . .         133,254
   Additional paid-in capital . . . . . . . . . . . . . . . . . . .      47,987,899
   Unearned consulting fees . . . . . . . . . . . . . . . . . . . .         (76,360)
   Accumulated other comprehensive income . . . . . . . . . . . . .          91,964
   Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . .     (48,405,221)
   Treasury stock, at cost. . . . . . . . . . . . . . . . . . . . .         (32,076)
                                                                     ---------------
         Total stockholders' equity . . . . . . . . . . . . . . . .  $     (293,940)
                                                                     ===============

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion is intended to provide an analysis of our financial condition and results of operations and should be read in conjunction with our financial statements and the notes to our financial statements contained elsewhere in this prospectus. The discussion also includes forward-looking statements. As indicated in "Forward-Looking Statements May Prove To Be Inaccurate," you should not place undue reliance on forward-looking statements.

OVERVIEW

     Over the past few years, we have completed significant aspects of the development and commercialization of the female condom. These initiatives have resulted in our attainment of proprietary manufacturing technology and product design patents, necessary regulatory approvals, endorsements from various organizations within the world medical community and the development of significant manufacturing capacity. These steps, taken as part of our plan to develop and sell a product with global commercial and humanitarian value, have required the expenditure of significant amounts of capital and resulted in significant operating losses including the period 1996 through the present.

     We have begun the process of developing the market for the female condom around the world. As part of this plan, we have entered into a number of distribution agreements and are pursuing other arrangements for the marketing and sale of the female condom. We believe that as the number of markets in which the female condom is sold increases, sales will grow and, if our sales increase significantly, we will become profitable. However, we can make no assurance that we will achieve profitability in the near term or at all.

RESULTS  OF  OPERATIONS

NINE  MONTHS  ENDED  JUNE  30,  2000  COMPARED TO SIX MONTHS ENDED JUNE 30, 1999

     We had net revenues of $3,923,425 and a net loss of $3,225,119 for the nine months ended June 30, 2000 compared to net revenues of $3,409,695 and a net loss of $3,143,280 for the nine months ended June 30, 1999.

     Our operating loss for the nine months ended June 30, 2000 was $1,942,792 compared to $2,726,534 for the same period last year for a decrease of 29%. As discussed in more detail in the following paragraphs, the decrease in our net operating loss was a result of gross profit improvements and reductions in operating expenses principally from a decline in advertising and promotion expenses. Gross profit was $311,209 for the nine month period in 2000 versus a gross loss of $378,090 for the same 1999 period. The increase in the net loss resulted from an increase in non-operating interest expenses and amortization of debt issuance costs more than offsetting the reduced operating loss.

     For the nine months ended June 30, 2000, sales increased $513,730, or 15%, compared with the same period last year. The higher net revenues occurred because of increased unit sales shipped to international customers.

     Units shipped and orders in-house totaled 7.4 million units at June 30, 2000 compared to 4.9 million at June 30, 1999 for an increase of 51%. We expect significant quarter to quarter variation due to the timing of receipt of large orders, subsequent production scheduling, and shipping of products as various countries launch the product. We believe this variation between quarters will continue for several quarters to come until reorders form an increasing portion of total sales.

     Cost of goods sold decreased $175,569, or 5%, to $3,612,216 for the nine months ended June 30, 2000 from $3,787,785 for the same period last year. The decrease occurred as a result of a larger portion of our total sales being comprised of international and global public sector business (68%) than during the same period in the prior year (46%). The costs of goods sold per unit for such customers' business is less expensive because of the efficiencies related to the production of the bulk sized product sold.

     Advertising and promotional expenditures decreased $50,333, or 23%, to $169,000 for the nine months ended June 30, 2000 from $219,333 for the same period in the prior year. Advertising and promotion relates almost exclusively to the U.S. consumer market, and includes the costs of print advertising, trade and consumer promotions, product samples and other marketing costs. Through expenditures to date, we have established that the female condom is responsive to promotion; but due to our size, we do not possess the resources to conduct a significant marketing program. Accordingly, we are in discussions with potential partners for the U.S. that have the resources to conduct such a marketing program.

     Selling, general and administrative expenses decreased $44,110, or 2%, to $2,085,001 in the current period from $2,129,111 for the same period last year. The decrease reflects a decrease in consulting and legal fees than incurred during the same period during the prior year.

     Amortization of debt issuance costs increased $176,026 to $245,676 for the nine months ended June 30, 2000 from $69,650 for the same period in the prior year. The comparative increase is due to the amortization period of debt issuance costs which began at the time of the issuance of convertible debentures in May and June 1999.

     Net interest and non-operating expenses increased $692,519 to $937,561 for the current period from $245,042 for the same period the prior year. The increase exists because we had a higher level of debt outstanding during the current fiscal year than the same period last year as a result of the issuance of convertible debentures. The result is a larger amount of non-cash expenses incurred from the amortization of discounts on notes payable and convertible debentures than the first half of the prior year.

FISCAL YEAR ENDED SEPTEMBER 30, 1999 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1998

     We had net revenues of $4.7 million and a net loss attributable to common stockholders of $(3.9) million, or ($0.36) per share, in 1999 compared to net revenues of $5.5 million and a net loss attributable to common stockholders of $(4.3) million, or ($0.43) per share, in 1998.

     Without a one-time $817,000 charge for dividend accretion in 1998, we would have experienced an increase in net loss principally related to an increase in non-operating expenses rather than the $0.4 million, or 10%, reduction in the net loss attributable to stockholders from $(4.3) million in 1998 to $(3.9) million in 1999. Net losses for both 1999 and 1998 are attributable to fixed manufacturing overhead and administrative costs associated with operating the manufacturing facility configured to support significantly greater volume levels.

     Net revenues decreased $0.7 million, or 13%, in 1999 over the prior year. Declining sales in both the global public sector and city and state agencies within the United States accounted for all of the decrease. We believe the decrease reflects variation in the timing of receipt of significant public sector orders. This variation should decrease as more countries order and reorder the female condom. Net sales to commercial accounts increased as a result of the reinstatement of a major drug store chain and other promotional chain activity.

     Our strategy is to act as a manufacturer supplying the public sector and commercial partners throughout the world. Our partners pay for all marketing and shipping costs. Consequently, as our sales volume increases, our operating expenses will not increase significantly.

     In 1999, the cost of products sold of $4.6 million was 98% of net sales compared with 1998 cost of products sold of $5.3 million which was 97% of net sales. The reduction of cost of products sold was a result of lower sales volume, offset, in part, by the effect of the sale in 1998 of product which had been written down as of September 30, 1997, reflecting management's estimate of product not expected to be sold prior to its expiration date. In 1998, we were able to sell the product because of the FDA's decision to extend the approved useful life of the female condom to five years from three years. As a result, 1998 cost of products sold was $0.9 million lower than it would have been had we not sold product previously written down. Our manufacturing facility in the United Kingdom utilized approximately 11% of its capacity in 1999 compared with approximately 12% of its capacity in 1998.

     Advertising and promotion expenditures decreased 42% to $0.3 million in 1999 compared to $0.4 million in 1998. Advertising and promotion relates exclusively to the US market and includes the costs of print advertising, trade and consumer promotions, product samples and other marketing costs incurred to increase consumer awareness and purchases of the female condom. Through expenditures since the product launch, we have established that demand for the female condom is responsive to promotion; but due to our size, we do not possess the resources to conduct a significant consumer marketing program. Accordingly we are seeking potential partners for the United States that have the resources to conduct a marketing program for the female condom.

     Selling, general and administrative expenses were $2.9 million in each of 1999 and 1998. As a percentage of net revenues, selling, general and administrative expenses were 61% in 1999 compared with 53% in 1998. The increase as a percentage of net revenues was due to the decline in net revenues in 1999 as compared to 1998. Selling, general and administrative expenses did not proportionately decline with the decline in net revenues because the reduction in compensation expenses was offset by higher costs from consulting, investor relations, sales and legal.

     Net interest and non-operating expenses for 1999 increased $0.5 million, or 251%, to $0.7 million from $0.2 million in 1998. As a result of our higher levels of debt in 1999, principally due to the issuance of convertible debentures and two notes payable, we experienced an increase in interest expenses.

     We were able to cover fixed manufacturing overhead costs and reached above the break-even at the gross profit level. However, based on the current average selling price per unit, we must achieve cumulative annual unit sales of approximately 22 million female condoms, or 37% of manufacturing capacity, to cover operating and non-operating expenses. Non-operating expense includes interest and non-cash charges reflecting discounts on warrants and convertible debentures related to financing. We anticipate that non-operating expense will decrease as unit sales volume increases, fixed overhead costs are covered and our need for funding decreases. Excluding non-operating expense relating to our funding requirements, we believe our cash flows would achieve a break-even level at approximately 15.9 million units.

LIQUIDITY  AND  SOURCES  OF  CAPITAL

     Historically, we have had significant operating losses. Cash used in operations was $0.8 million for the first nine months of fiscal 2000 and $2.8 million for fiscal 1999. Historically, we have funded operating losses and capital requirements, in large part, through the sale of common stock or debt securities convertible into common stock.

     During  fiscal  1999,  we received the following from financing activities:

-    approximately  $1.3  million  in  proceeds from newly-issued notes payable;

- $1.5 million, net of transaction costs, from the sale of convertible debentures and warrants;

-    $1.0  million  from  the  issuance  of  common  stock;  and

-    $0.1  million  from  the issuance of common stock upon exercise of options.

     We used these amounts to fund our current operations and to repay existing liabilities.

     In the near term, we expect operating losses and capital requirements to continue to exceed funds generated from operations due principally to our fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world. We estimate that our cash burn rate is approximately $0.1 million per month.

     On September 29, 1997, we entered into an agreement with Vector Securities International, Inc., an investment banking firm specializing in providing advice to healthcare and life-science companies. Under this agreement, Vector has acted as our exclusive financial advisor for the purposes of identifying and evaluating opportunities available to us for increasing shareholder value. We are discussing with Vector the extension of these arrangements. These opportunities may include selling all or a portion of our business, assets or stock or entering into one or more distribution arrangements relating to our product. We can make no assurance that any opportunities will be available to us or, if any opportunities are available, that we will ultimately elect or be able to complete a transaction.

     On May 19, 1999 and June 3, 1999, we issued a total of $1.5 million of convertible debentures and warrants to purchase 1,875,000 shares of our common stock to five accredited investors. The convertible debentures were originally due one year after issuance. However, we have elected under the terms of the convertible debentures to extend the due date to two years after issuance. In connection with this extension, we issued to the investors additional warrants to purchase a total of 375,000 shares of common stock upon the same terms as the other warrants.

     On November 19, 1998, we executed an equity line agreement with Kingsbridge Capital Limited, a private investor. This agreement gives us the right, subject to the conditions described below, to sell to Kingsbridge up to $6.0 million of our common stock. The agreement expires on February 12, 2001. The agreement provides for minimum and maximum stock sales ranging from $100,000 to $1,000,000 depending on our stock price and trading volume. Stock sales cannot occur more frequently than every 20 trading days. Any stock sold by us to Kingsbridge under the agreement will be sold at a discount to the stock's then trading price as provided in the agreement. The discount is 12% from the then current average market price of our common stock if the average market price is at least $2 and 18% from the then current average market price if the average market price is less than $2. In addition, we are required to pay our placement agent sales commissions in common stock or cash, at the placement agent's option, equal to 7% of the funds we raise under the agreement and issue warrants to the placement agent to purchase shares of common stock at an exercise price of $2.17 per share, equal to 10% of the shares of common stock we sell under the agreement. We also issued to Kingsbridge a warrant to purchase 200,000 shares of our common stock at $2.17 per share.

     We are required to sell at least $1 million of common stock to Kingsbridge during the term of the agreement. If we do not sell the minimum amount of common stock, we will be required to pay Kingsbridge a 12% fee on that portion of the $1 million minimum not sold during the term of the agreement. As of the date of this prospectus, we have completed four sales to Kingsbridge of a total of 680,057 shares of our common stock for the combined cash proceeds of $582,000. Each sale was made while our common stock price was below $2.00 per share and, therefore, the common stock was sold at the 18% discount. The timing and amount of the stock sales under the agreement are totally at our discretion, subject to our compliance with each of the following conditions at the time we request a stock sale under the agreement:

- the registration statement we filed with the SEC for resales of stock by Kingsbridge must remain in effect;

- all of our representations and warranties in the agreement must be accurate and we must have complied with all of our obligations in agreement;

- there may not be any injunction, legal proceeding or law prohibiting our sale of the stock to Kingsbridge;

- the sale must not cause Kingsbridge's ownership our common stock to exceed 9.9% of the outstanding shares of our common stock;

- the trading price of our common stock over a five trading day preceding the date of the sale must equal or exceed $1.00 per share; and

- the average daily trading volume of our common stock for a 20 trading day period preceding the date of the sale must equal or exceed 17,000 shares.

     The trading price of our common stock was below $1.00 per share as of June 30, 2000. Although Kingsbridge waived the condition relating to the trading price of our common stock for the fourth sale completed during the quarter ended June 30, 2000, we can make no assurance that Kingsbridge will waive this condition or any other condition under the equity line agreement if we cannot satisfy such conditions to use the equity line agreement if needed in the future.

     We have a $1 million note due March 25, 2001 and a $250,000 note payable due February 12, 2001 to Mr. Stephen Dearholt, one of our directors. We also have a $50,000 note payable due February 18, 2001 to Mr. O.B. Parrish, our Chairman of the Board and Chief Executive Officer.

     On June 14, 2000, we sold 500,000 shares of common stock to two investors, including 400,000 shares to a trust for the benefit of one of Mr. Dearholt's children, at a price of $0.50 per share, representing a discount of 6% of the market price of our common stock on that date.

     We estimate that we may need up to $1.3 million before the end of calendar year 2000 to fund our anticipated cash needs for working capital, capital expenditures and debt obligations, depending on the level of sales of the female condom. However, at this stage in our development, the amount and timing of our future capital requirements cannot be precisely determined. Many of the factors affecting our capital requirements, including new market launches by our international partners and sales orders from existing customers, are outside of our control. While the we believe that our existing capital resources, including expected proceeds from sales of common stock under our agreement with Kingsbridge if we are able to satisfy the conditions for its use, will be adequate to fund our currently anticipated capital needs, if they are not, we may need to raise additional capital until our sales increase sufficiently to cover operating expenses. In addition, we may not be able to satisfy the conditions required to sell stock under our agreement with Kingsbridge when needed. For example, between May 16, 2000 and September 7, 2000, our common stock trading price closed below $1 per share on all 77 trading days.

     Until internally generated funds are sufficient to meet cash requirements, we will remain dependent upon our ability to generate sufficient capital from outside sources. While we believe that revenue from sales of the female condom will eventually exceed operating costs and that ultimately operations will generate sufficient funds to meet capital requirements, we can make no assurance that we will achieve positive cash flows from our operations in the near term, or ever. We also can make no assurance that we will be able to source all or any portion of our required capital through the sale of debt or equity or, if raised, the amount will be sufficient to fund our operations until sales of the female condom generate sufficient revenues to fund operations. Any funds raised may be costly to us and/or dilutive to stockholders. We may also find it difficult to raise funds from any debt financing because our existing creditors hold a first security interest in all of our assets. If the we are not able to source the required funds or any future capital which becomes required, we may be forced to sell assets or rights or cease operations.

                                    BUSINESS

GENERAL

     We manufacture, market and sell the female condom around the world. The female condom is the only product under a woman's control which can prevent unintended pregnancy and sexually transmitted diseases ("STDs"), including HIV/AIDS.

     The female condom has undergone extensive testing for efficacy, safety and acceptability, not only in the United States but also in over 40 additional countries. Several of the studies show that having the female condom available increases protected sex acts and decreases the incidence of STDs.

     The product is currently sold or available in various venues including the commercial sector and public sector clinics in over 75 countries. It is commercially marketed directly by us in the United States and the United Kingdom and through marketing partners in 15 countries, including Canada, Japan and France. We are currently in discussions with potential distributors for certain European countries, India, The People's Republic of China and other countries.

     As noted above, the female condom is sold to the global public sector. In the U.S., the product is marketed to city and state public health clinics as well as not-for-profit organizations such as Planned Parenthood. Following several years of testing the efficacy and acceptability of the female condom, in 1996, we entered into a three-year agreement with the Joint United Nations Programme on AIDS ("UNAIDS"), which has subsequently been extended. Under this agreement, UNAIDS facilitates the availability and distribution of the female condom in the developing world and we sell the product to developing countries at a reduced price. The current price is 38 pence sterling, or approximately $0.58 per unit. Under this agreement, the product is currently available in 51 countries, including Zambia, Zimbabwe, Tanzania, Brazil, Uganda, South Africa and Haiti. We anticipate multiple launches will occur during the next two years under this agreement, including launches in Kenya, Nigeria, Ghana, Cambodia, Bangladesh, Columbia and Central American countries.

PRODUCT

     The female condom is made of polyurethane, a thin but strong material which is resistant to rips and tears during use. The female condom consists of a soft, loose fitting sheath and two flexible rings. One of the rings is used to insert the device and hold it in place. The other ring remains outside the vagina after insertion. The female condom lines the vagina, preventing skin from touching skin during intercourse. The female condom is prelubricated and disposable and is intended for use during only one sex act.

MALE  CONDOM  MARKET

     It is estimated the global annual market for male condoms is 5.4 billion units. The major segments are in the global public sector, the U.S., Japan, India and China.

GLOBAL  MARKET  POTENTIAL

     The World Health Organization ("WHO") estimates there are more than 300 million new cases of STDs worldwide each year, excluding HIV, and most of those diseases are more easily transmitted to women than to men. UNAIDS estimates that there are currently approximately 34 million people worldwide who are infected with HIV/AIDS and there are approximately 16,000 people per day who are newly infected. In the United States, the Center for Disease Control noted that in 1995, five of the ten most frequently reported diseases were STDs. The Center also has noted that one in five Americans over the age of 12 has Herpes and one in every three sexually active people will get an STD by age 24. Women are currently the fastest growing group infected with HIV and are expected to comprise the majority of new cases by the coming year.

     Currently, there are only two products that prevent the transmission of HIV/AIDS through sexual intercourse-the latex male condom and the female condom.

     We are currently in discussion with WHO and UNAIDS regarding the role the female condom will play as part of the International Partnership Against Aids in Africa. The partnership is a coalition of African governments, the United Nations, donors and the private and community sectors. Its mission is over the next decade to help reduce the number of new HIV infections in Africa, promote care of HIV positive persons and to mobilize society to halt the advance of AIDS.

ADVANTAGES  VERSUS  THE  MALE  CONDOM

     The female condom is currently the only available barrier contraceptive method controlled by women which allows them to protect themselves against unintended pregnancy and STDs, including HIV/AIDS. The most important advantage is that a woman can control whether or not she is protected as many men do not like to wear male condoms and may refuse to do so.

     The polyurethane material that is used for the female condom offers a number of benefits over latex, the material that is most commonly used in male condoms. Polyurethane is 40% stronger than latex, reducing the probability that the female condom sheath will tear during use. Clinical studies and everyday use have shown that latex male condoms can tear as much as 4% to 8% of the times they are used. Unlike latex, polyurethane quickly transfers heat, so the female condom immediately warms to body temperature when it is inserted, which may result in increased pleasure and sensation during use. The product offers an additional benefit to the 7% to 20% of the population that is allergic to latex and who, as a result, may be irritated by latex male condoms. To our knowledge, there is no reported allergy to date to polyurethane. The female condom is also more convenient, providing the option of insertion hours before sexual arousal and as a result is less disruptive during sexual intimacy than the male condom which requires sexual arousal for application.

COST  EFFECTIVENESS

     Over the past two years several studies have been completed which show that providing the female condom in public clinics in both the United States and countries in the developing world, is at a minimum cost effective and usually cost saving. This is important information for governments to have in determining where their public health dollars are allocated. These studies have been or are about to be published and also presented at various scientific meetings around the world.

WORLDWIDE  REGULATORY  APPROVALS

     The female condom received PMA approval as a Class III Medical Device from the FDA in 1993. The extensive clinical testing and scientific data required for FDA approval laid the foundation for approvals throughout the rest of the world, including receipt of a CE Mark in 1997 which allows us to market the female condom throughout the European Union. In addition to the United States and the European Union, several other countries have approved the female condom for sale, including Canada, Japan, Russia, Australia, South Korea and Taiwan.

     We believe that, in addition to its patent coverage, the female condom's PMA approval and FDA classification as a Class III Medical Device create a significant barrier to entry in the U.S. We estimate that it would take a minimum of four to six years to implement, execute and receive FDA approval or a PMA to market another type of female condom.

     We believe there are no material issues or material costs associated with our compliance with environmental laws related to the manufacture and distribution of the female condom.

STRATEGY

     Our strategy is to act as a manufacturer, selling the female condom to the global public sector, United States public sector and commercial partners for country-specific marketing. The public sector and commercial partners assume the cost of shipping and marketing the product. As a result, as volume increases, our operating expenses will not increase significantly.

COMMERCIAL  MARKETS

     We market the product directly in the United States and United Kingdom. We have commercial partners which have launched the product in 15 countries, including Canada, Japan and France. The most recent launch was in Japan on April 25, 2000 by our partner, Taiho Pharmaceuticals. To date, the launch and results are proceeding as planned. We also recently entered into an exclusive distribution agreement appointing Mayer Laboratories, Inc. as our exclusive distributor to the commercial market in the United States.

RELATIONSHIPS  AND  AGREEMENTS  WITH  PUBLIC  SECTOR  ORGANIZATIONS

     Currently, it is estimated that more than 1.7 billion male condoms are distributed worldwide by the public sector each year. The female condom is seen as an important addition to prevention strategies by the public sector because studies show that making the female condom available decreases the amount of unprotected sex by as much as one-third over offering only a male condom.

     We have an agreement with UNAIDS to supply the female condom to developing countries at a reduced price which is negotiated each year based on our cost of production. The current price per unit is approximately 0.38 pounds, or $0.58.

     In the United States, the product is marketed to city and state public health clinics, as well as not-for-profit organizations such as Planned Parenthood. Currently, 10 major cities and 15 state governments, including the states of New York, Pennsylvania, Florida, Mississippi, California, Louisiana, Maryland, New Jersey, South Carolina and Illinois, and the cities of Chicago, Philadelphia, New York and Houston, have purchased the product for distribution with a number of others expressing interest. All major cities and states have re-ordered product since their initial shipments.

STATE-OF-ART  MANUFACTURING  FACILITY

     We manufacture the female condom in a 40,000 square foot leased facility in London, England. The facility is currently capable of producing 60 million units per year. With additional equipment, this capacity can be significantly increased.

GOVERNMENT  REGULATION

     In the U.S., the female condom is regulated by the FDA. Section 515(a)(3) of the Safe Medical Amendments Act of 1990 authorizes the FDA to temporarily suspend approval and initiate withdrawal of the PMA if the FDA finds that the female condom is unsafe or ineffective, or on the basis of new information with respect to the device, which, when evaluated together with information available at the time of approval, indicates a lack of reasonable assurance that the device is safe or effective under the condition of use prescribed, recommended or suggested in the labeling. Failure to comply with the conditions of FDA approval invalidates the approval order. Commercial distribution of a device that is not in compliance with these conditions is a violation of the Safe Medical Amendments Act of 1990.

COMPETITION

     The female condom competes in part with male condoms. Latex male condoms cost less and have brand names that are more widely recognized than the female condom. In addition, male condoms are generally manufactured and marketed by companies with significantly greater financial resources than we. It is also possible that other parties may develop a female condom. Competing products could be manufactured, marketed and sold by companies with significantly greater financial resources than we have.

EMPLOYEES

     As of September 7, 2000, we had 71 full-time employees within the U.S. and the U.K. and one part-time employee. None of our employees are represented by a labor union. We believe that our employee relations are good.

BACKLOG

     At September 7, 2000, we had unfilled orders of $1.0 million. The comparable amount as of the same date of the prior year was $1.1 million. All of these unfilled orders are expected to be filled during fiscal 2000. The unfilled orders are a result of requested shipping dates from our customers rather than delays in manufacturing.

PATENTS  AND  TRADEMARKS

     We currently hold product and technology patents in the United States, Japan, the United Kingdom, France, Italy, Germany, Spain, the European Patent Convention, Canada, The People's Republic of China, New Zealand, Singapore, Hong Kong and Australia. These patents expire between 2005 and 2113. Additional product and technology patents are pending in Brazil, South Korea, Germany and several other countries. The patents cover the key aspects of the female condom, including its overall design and manufacturing process. We license the trademark "Reality" in the United States and have trademarks on the names "femidom" and "femy" in a number of foreign countries. We have also secured, or applied for, 27 trademarks in 14 countries to protect the various names and symbols used in marketing the product around the world. In addition, the experience that has been gained through years of manufacturing the female condom has allowed us to develop trade secrets and know-how, including proprietary production technologies, that further secure our competitive position.

RESEARCH  AND  DEVELOPMENT

     We had research and development costs from continuing operations of $67,429 for nine months ended June 30, 2000, $122,196 in fiscal 1999 and $2,500 in fiscal 1998. These expenditures were primarily related to conducting acceptability studies and analyzing second generation products.

INDUSTRY  SEGMENTS  AND  FINANCIAL  INFORMATION  ABOUT  FOREIGN  AND  DOMESTIC
OPERATIONS

     See Note 10 to Notes to Consolidated Financial Statements, included elsewhere in this prospectus.

HISTORY

     The female condom was invented by a Danish physician who obtained a U.S. patent for the product in 1988. The physician subsequently sold rights to the condom to Chartex Resources Limited. In the years that followed, Chartex, with resources provided by a nonprofit Danish foundation, developed the manufacturing processes and completed other activities associated with bringing the female condom to market in a number of non-U.S. countries. Wisconsin Pharmacal Company, Inc., which then had a license from Chartex to the female condom in the U.S., Canada and Mexico, pursued the pre-clinical and clinical studies and overall development of the product for worldwide use and U.S. FDA approval of the product.

     We are the successor to Wisconsin Pharmacal Company, Inc., a company which previously manufactured and marketed a wide variety of disparate specialty chemical and branded consumer products in addition to licensing rights to the female condom described above.

     In fiscal 1995, our Board of Directors approved a plan to complete a series of actions designed, in part, to maximize the potential of the female condom. First, we restructured and transferred all of our assets and liabilities, other than those related primarily to the female condom, to a newly-formed, wholly-owned subsidiary, WPC Holdings, Inc. In January 1996, we sold WPC Holdings to an unrelated third party. Then, in February 1996, we acquired Chartex, renamed The Female Health Company - UK in 1997, the manufacturer and owner of worldwide rights to, and our then sole supplier of, the female condom. As a result of the sale of WPC Holdings and the acquisition of Chartex, we evolved to our current state with our sole business consisting of the manufacture, marketing and sale of the female condom.

     The FDA approved the female condom for distribution in 1993 and our manufacturing facility in 1994. Since that time, we have sold over 34 million female condoms around the world.

PROPERTIES

     We lease approximately 4,500 square feet of office space at 875 North Michigan Avenue, Suite 3660, Chicago, Illinois 60611 under a lease that expires in 2001. We also lease approximately 1,900 square feet for corporate offices at 919 North Michigan Avenue, Suite 2208, Chicago, Illinois 60611 under a lease that expires January 31, 2001. However, we have subleased these premises to a third party. We utilize warehouse space and sales fulfillment services of an independent public warehouse located near Minneapolis, Minnesota, for storage and distribution of the female condom. We manufacture the female condom in a 40,000 square foot leased facility located in London, England under a lease that expires in 2015. The FDA-approved manufacturing process is subject to periodic inspections by the FDA as well as the European Union quality group. Current capacity at the manufacturing facility is approximately 60 million female condoms per year. We believe the properties are adequately insured.

LEGAL  PROCEEDINGS

     We  are  not  currently involved in any material pending legal proceedings.

WHERE  YOU  CAN  FIND  ADDITIONAL  INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. or at the SEC's public reference rooms in Los Angeles, California, New York, New York and Chicago, Illinois. You can obtain information concerning the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. In addition, we have filed the registration statement of which this prospectus is a part and other filings with the SEC through its Electronic Data Gathering, Analysis and Retrieval system, and our filings are publicly available through the SEC's site on the World Wide Web on the Internet located at www.sec.gov.

     This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and which we have filed with the SEC. For further information about us and the securities offered by this prospectus, you should review the registration statement, including the exhibits filed as a part of the registration statement, at the public reference rooms. We may update information about us by filing appendices or supplements to this prospectus.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     Our  directors  and  executive  officers  are  as  follows:

NAME                                           TITLE                       AGE
O.B. Parrish              Chairman of the Board, Chief Executive Officer   67
                          and Director

Mary Ann Leeper, Ph.D     President, Chief Operating Officer and Director  60
                          Vice President-Sales

Jack Weissman             Vice President, Director and General Manager of  52
                          The Female Health Company (UK) Plc.

Michael Pope              Vice President-International Affairs             43

Mitchell Warren           Director of Finance and Administration           34

Robert R. Zic             Secretary and Director                           37

William R. Gargiulo, Jr.  Director                                         72

David R. Bethune          Director                                         59

Stephen M. Dearholt       Director                                         53

Michael R. Walton         Director                                         62

James R. Kerber           Director                                         68

     Mr. Parrish has served as our Chief Executive Officer since 1994, and as our Chairman of the Board and a Director since 1987. Mr. Parish also served as our acting Chief Financial Officer and Accounting Officer from February 1996 to March 1999. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. since 1987. Phoenix Health Care of Illinois owns 295,501 shares of our common stock. Mr. Parrish also was the Co-Chairman and a Director of Inhalon Pharmaceuticals, Inc. until its sale to Medeva Plc, and is Chairman and a Director of ViatiCare Financial Services, LLC, a financial services company, Chairman and a Director of MIICRO Inc., a neuroimmaging company, and a Director of Amerimmune Pharmaceuticals, Inc. Mr. Parrish is also a trustee of Lawrence University. From 1977 until 1986, Mr.
Parrish was the President of the Global Pharmaceutical Group of G.D. Searle & Co., a pharmaceutical/consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operation of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer's International Division.

     Dr. Leeper has served as our President and Chief Operating Officer since 1996, as a Director since 1987, as President and Chief Executive Officer of The Female Health Company division from May 1994 until January 1996 (when the division was consolidated with The Female Health Company), and as our Senior Vice President - Development from 1989 until January 1996. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix Health Care of Illinois since 1987. From 1981 until 1986, Dr. Leeper served as Vice President - Market Development for Searle's Pharmaceutical Group and in various Searle research and development management positions. As Vice President - Market Development, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the

FDA. Dr. Leeper currently serves on the Board of Directors of the Temple University School of Pharmacy and on the Board of Directors of the Northwestern University School of Music. She is on the Board of CEDPA, an international not-for-profit organization working on women's issues in the developing world. Dr. Leeper is also a director of Influx, Inc., a pharmaceutical research company.

     Mr. Weissman has served as our Vice President - Sales since June 1995. From 1992 until 1994, Mr. Weissman was Vice President - Sales for Capital Spouts, Inc., a manufacturer of pouring spouts for gable paper cartons. During the period from 1989 to 1992, Mr. Weissman acted as General Manager - HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle's consumer products group in 1979 and held positions of increasing responsibility, including National Account Manager and Military Sales Manager. From 1985 to 1989, Mr. Weissman was Account Manager - Retail Business Development, for the NutraSweet Company, a Searle subsidiary. Prior to Searle, Mr. Weissman worked in the consumer field as Account Manager and Territory Manager for Norfolk Thayer and Whitehall Laboratories.

     Mr. Pope has served as our Vice President since 1996 and as Director and General Manager of The Female Health Company (UK) Plc, formerly Chartex International, Plc, since our 1996 acquisition of Chartex. Mr. Pope has also served as a Director of The Female Health Company, Ltd., formerly Chartex Resources Limited, since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex which included responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex's relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. During the period from 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

     Mr. Warren has served as our Vice President - International Affairs since February 2000 and as our Director of International Affairs from January 1999 to February 2000. From 1993 to 1998, Mr. Warren was employed by Population
Services International (PSI), an international social marketing and communications organization, first as Executive Director of PSI/South Africa and then of PSI/Europe. From 1989 to 1993, Mr. Warren was Program Director of Medical Education for South African Blacks.

     Mr. Zic has served as our Director of Finance and Administration since March 1999. From 1998 to 1999, Mr. Zic held the dual positions of Acting Controller and Acting Chief Financial Officer at Ladbroke's Pacific Racing Association. From 1995 to 1998, Mr. Zic served as the Chief Accounting Manager and Assistant Controller at Argonaut Insurance Company. In this capacity, he was responsible for the financial and accounting operations at Argonaut's ten divisions and the external and internal financial reporting of Argonaut and its four subsidiaries. From 1990 to 1994, Mr. Zic was the Assistant Controller of CalFarm Insurance Company, where he was responsible for the company's external financial reporting duties. Mr. Zic's career began in 1986 as an auditor with Arthur Andersen & Co.

     Mr. Gargiulo has served as a Director since 1987, as our Secretary since 1996, as our Vice President from 1996 to September 30, 1998, as our Assistant Secretary from 1989 to 1996, as Vice President International of The Female
Health Company Division from 1994 until 1996, as our Chief Operating Officer from 1989 to 1994, and as our General Manager from 1988 to 1994. Mr. Gargiulo is a Trustee of a trust which is a shareholder of Phoenix Health Care of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice President of the Pharmaceutical Group of G.D. Searle & Co., in charge of Searle's European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle's Latin American operations.

     Mr. Bethune has served as a Director since January 1996. Mr. Bethune has been Chairman and Chief Executive Officer of Atrix Laboratories since 1999.
From 1997 to 1998, Mr. Bethune held the position of President and Chief Operating Officer of the IVAX Corporation. From 1996 to 1997, Mr. Bethune was a consultant to the pharmaceutical industry. From 1995 to 1996, Mr. Bethune was President and Chief Executive Officer of Aesgen, Inc., a generic pharmaceutical company. From 1992 to 1995, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Mr. Bethune is on the Board of Directors of the Southern Research Institute, Atrix Pharmaceuticals and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists' Association and the National Association of Chain Drug Stores. He is the founding chairman of the Corporate Council of the Children's Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

     Mr. Dearholt has served as a Director since April 1996. Mr. Dearholt is a co-founder of and has been a partner in Response Marketing, one of the largest privately owned life insurance marketing organizations in the United States, since 1972. He has over 23 years of experience in direct response advertising and database marketing of niche products. Since 1985, he has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted us in our purchase of Chartex. Mr. Dearholt is also very active in the nonprofit sector. He is currently on the Board of Directors of Children's Hospital Foundation of Wisconsin, an honorary board member of the Zoological Society of Milwaukee, and the national Advisory Council of the Hazelden Foundation. He is a past board member of Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

     Mr. Walton has served as a Director since April 1999. Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. In addition to its financial assets, Sheboygan County Broadcasting Co. currently owns four radio stations. The company has focused on start-up situations, and growing value in underperforming, and undervalued business situations. It has purchased and sold properties in Wisconsin, Illinois and Michigan. Prior to 1972, Mr. Walton was owner and President of Walton Co., an advertising representative firm which he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times and Gorman Publishing Co., a trade magazine publisher specializing in new magazines which was subsequently sold to a large international publishing concern. Mr. Walton has served on the Boards of the American Red Cross, the Salvation Army and the Chamber of Commerce.

     Mr. Kerber has served as a Director since April 1999. Mr. Kerber has been a business consultant to the insurance industry since January 1996. He has over 40 years of experience in operating insurance companies, predominantly those associated with life and health. From October 1994 until January 1996, he was Chairman, President, Chief Executive Officer and director of the 22 life and health insurance companies which comprise the ICH Group. In 1990, Mr. Kerber was founding partner in the Life Partners Group where he was Senior Executive Vice President and a director. Prior to that, he was involved with operating and consolidating over 200 life and health companies for ICH Corporation, HCA Corporation and US Life Corporation.

     Our Board of Directors has an Audit Committee. The Board's Audit Committee is comprised of Messrs. Bethune, Dearholt and Kerber. The responsibilities of the Audit Committee, in addition to other duties which may be specified by the Board of Directors, include the following:

-     recommendation  to  the  Board  of  Directors  of  independent  auditors;

- review of the timing, scope and results of the independent auditors' audit examination;

- review of periodic comments and recommendations by the auditors and of our response to the auditors' periodic comments and recommendations; and

-     review  of  the  scope  and  adequacy  of  internal  accounting  controls.

     The Audit Committee met two times during the fiscal year ended September 30, 1999.

     Our Board of Directors met 20 times during the fiscal year ended September 30, 1999.

     The Board of Directors approves grants of options under the 1989, 1990 and 1994 Stock Option Plans. Any employee who is a member of the Board abstains from voting on grants of options to him or her. Outside directors receive one-time automatic grants of options under the Outside Director Stock Option Plan.

     There is no standing nominating or similar committee of the Board of Directors.

     Directors who are not also our employees receive a one-time grant of options to purchase 30,000 shares of our common stock upon their initial election to the Board of Directors. The options are granted at an exercise price equal to the last sale price of our common stock on the date of grant. We also pay each outside director $1,000 for each meeting of the Board of Directors attended by the director (excluding telephonic meetings) and reimburse the outside director for his expenses in attending the meeting.

     All directors serve until the next annual meeting of our shareholders and until his or her successor has been elected or until his or her prior death, resignation or removal. Each executive officer holds office until his or her successor has been appointed or until his or her prior death, resignation or removal.

EXECUTIVE  COMPENSATION

SUMMARY  COMPENSATION  TABLE

     The table below gives information regarding all annual, long-term and other compensation paid by us to each of our executive officers whose total annual salary and bonus exceeded $100,000 for services rendered during any of the years indicated below. The individuals listed in this table are referred to elsewhere in this prospectus as the "named executive officers."

                                 ANNUAL     LONG-TERM COMPENSATION
                             COMPENSATION           AWARDS
                             -------------  -------------------------
                                            RESTRICTED    SECURITIES
NAME AND                                       STOCK      UNDERLYING
PRINCIPAL               FISCAL   SALARY      AWARDS(1)   OPTIONS/SARS
 POSITION                YEAR     ($)           ($)           (#)
----------------------  ------  --------  -------------  ------------
O.B. Parrish . . . . .    1999    90,000             --      200,000
  Chairman and . . . .    1998    90,000      117,955(2)     204,000
  Chief Executive. . .    1997    90,000             --    164,000(3)
  Officer

Mary Ann Leeper, Ph.D.    1999   225,000             --      500,000
  President and. . . .    1998   225,000       84,210(2)     290,000
  Chief Operating. . .    1997   225,000             --    200,000(3)
  Officer

(1) Represents fair market value of restricted common stock on the date of grant based on the $2.88 closing price of our common stock on the date of grant.

(2) At September 30, 1998, the named executive officer owned 25,000 shares of restricted common stock, having a fair market value of $71,875 on that date, based on the closing price of our common stock on that date, and a fair market value of $40,625 on September 30, 1999, based on the closing price of our common stock on that date. For Mr. Parrish, also includes his pro rata portion of 25,000 shares of restricted stock granted to Phoenix Health Care of Illinois, based on his 64% ownership of Phoenix Health Care of Illinois. For Dr. Leeper, also includes her pro rata portion of the restricted stock based on her approximately 16.7% ownership of Phoenix Health Care of Illinois. All of these shares were granted on May 5, 1998 and vested in full on the first anniversary of the grant date. The owner is entitled to receive any dividends declared on these shares of restricted stock.

(3) Includes 164,000 and 200,000 options for Mr. Parrish and Dr. Leeper, respectively, which were granted in 1995 and 1996 fiscal years but repriced in 1997.

OPTION  GRANTS  DURING  LAST  FISCAL  YEAR

     The following table provides certain information regarding stock options granted to the named executive officers during the fiscal year ended September 30, 1999.

                   OPTION  GRANTS  IN  LAST  FISCAL  YEAR

                         NUMBER OF    % OF TOTAL
                        SECURITIES     OPTIONS
                        UNDERLYING    GRANTED TO   EXERCISE
                          OPTIONS    EMPLOYEES IN    PRICE    EXPIRATION
NAME                    GRANTED (#)  FISCAL YEAR    ($/SH)       DATE
----------------------  -----------  ------------  ---------  ----------
O.B. Parrish . . . . .   200,000(1)          12.4       0.85     6/02/09
Mary Ann Leeper, Ph.D.   500,000(1)          31.1       0.85     6/02/09

_______________________
(1) One-third of the options vest on our achieving sales of 13,000,000 units of the female condom in a 12 month period and having positive operating earnings. One-third of the options vest on our achieving sales of 23,000,000 units of the female condom in a 12 month period and having positive operating earnings. One-third of the options vest if the average closing price of our common stock for any period of five consecutive trading days is at least $5.00 per share.

FISCAL  YEAR-END  OPTION/SAR  VALUES

     The following table sets forth the number and value of unexercised options held by the named executive officers at September 30, 1999:

                        NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN
                            UNEXERCISED OPTIONS AT          THE-MONEY OPTIONS AT
                                FISCAL YEAR END               FISCAL YEAR-END
 NAME                      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------  -------------------------------  --------------------------
O.B. Parrish                             88,000/376,000  $                      0/0

Mary Ann Leeper, Ph.D.                   96,667/693,333  $                      0/0

     EMPLOYMENT  AGREEMENTS

     We entered into an employment agreement with Dr. Leeper effective May 1, 1994. The original term of Dr. Leeper's employment extended to April 30, 1997 and after April 30, 1997 her employment term renews automatically for additional three-year terms unless notice of termination is given. The employment agreement has automatically renewed for a term ending on April 30, 2003. We may terminate the employment agreement at any time for cause. If Dr. Leeper is terminated without cause, we are obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would otherwise have been entitled for a period equal to the longer of two years from date of termination or the remainder of the then applicable term of the employment agreement. In addition, we are obligated to continue Dr. Leeper's participation in any of our health, life insurance or disability plans in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper's employment agreement provided for a base salary of $175,000 for the first year of her employment term, $195,000 for the second year of her employment term and $225,000 for the third year of her employment term, subject to the achievement of performance goals established by Dr. Leeper and the Board of Directors.

If the employment agreement is renewed beyond the initial three-year term, it requires her base salary to be increased annually by the Board of Directors based upon her performance and any other factors that the Board of Directors considers appropriate. For fiscal 1998 and 1999, Dr. Leeper's base salary was $225,000 per year. The employment agreement also provides Dr. Leeper with various fringe benefits including an annual cash bonus of up to 100% of her base salary. The Board of Directors may award the cash bonus to Dr. Leeper in its discretion. To date, Dr. Leeper has not been awarded a cash bonus.

CHANGE  OF  CONTROL  AGREEMENTS

     In fiscal 1999, we entered into Change of Control Agreements with each of O.B. Parrish, our Chairman and Chief Executive Officer, Mary Ann Leeper, our President and Chief Operating Officer, and Michael Pope, our Vice President. These agreements essentially act as springing employment agreements which provide that, upon a change of control, as defined in the agreement, we will continue to employ the executive for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control, in each case as specified in the agreements. If the executive is terminated without cause or if he or she quits for good reason, in each case as defined in the agreements, after the change of control, the executive is generally entitled to receive a severance payment from us equal to the amount of compensation remaining to be paid to the executive under the agreement for the balance of the three-year term.

                             PRINCIPAL SHAREHOLDERS

     The following table provides information regarding the beneficial ownership of our common stock as of October 9, 2000 by:

- each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

-     each  director;

-     each  named  executive  officer;  and

-     all  directors  and  executive  officers  as  a  group.

     We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, subject to applicable community property laws. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of October 9, 2000 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                                         SHARES
                                                    BENEFICIALLY OWNED
                                                   -------------------
 NAME                                               NUMBER    PERCENT
----------------------------------------------     ---------  --------
O.B. Parrish (1). . . . . . . . . . . . . . . . .    506,501      3.6%
William R. Gargiulo, Jr. (1). . . . . . . . . . .    352,168      2.6
Mary Ann Leeper, Ph.D. (1). . . . . . . . . . . .    462,168      3.3
David R. Bethune (2). . . . . . . . . . . . . . .     50,000        *
Michael R. Walton (3) . . . . . . . . . . . . . .    694,763      5.0
James R. Kerber . . . . . . . . . . . . . . . . .    343,710      2.5
Stephen M. Dearholt (4) . . . . . . . . . . . . .  2,521,720     16.8
Gary Benson (5) . . . . . . . . . . . . . . . . .  5,573,487     29.1
All directors and executive
officers as a group (eleven persons) (1)(3)(4)(6)  4,311,908     27.9
__________

*        Less  than  1%.

(1) Includes 294,501 shares owned by Phoenix Health Care of Illinois and 30,000 shares under option to Phoenix Health Care of Illinois. Under the rules of the Securities and Exchange Commission, Messrs. Parrish and Gargiulo and Dr. Leeper may share voting and dispositive power as to these shares since Mr. Gargiulo is a trustee of a trust which is a shareholder, and Mr. Parrish and Dr. Leeper are officers, directors and shareholders, of Phoenix Health Care of Illinois. For Dr. Leeper, also includes 40,900 shares owned by her and 96,667 shares under option to her; for Mr. Parrish, also includes 71,500 shares owned by him, 22,500 shares under warrants to him and 88,000 shares under option to him; and for Mr. Gargiulo, also includes 10,500 shares owned by him, 16,667 shares under option to him and 500 shares held by the William R. Gargiulo 1991 Convertible Trust of which Mr. Gargiulo and his spouse are the trustees and share voting and investment power over such shares.
(2)     Represents  options  which  are  currently  exercisable.
(3     Includes  88,126 shares of preferred stock owned by Mr. Walton, warrants to purchase 30,900 shares of common stock and 166,874 shares held by a trust of which Mr. Walton is trustee.


                                       30

(4) Includes 524,742 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan, 9,680 shares held by Response Marketing Money Purchase Plan, 36,200 shares held in a self-directed IRA; 162,898 shares held by the Mary C. Dearholt Trust of which Mr. Dearholt, a sibling and his mother are trustees; 18,100 shares held by Mr. Dearholt's minor child; 418,100 shares held by the John W. Dearholt Trust of which Mr. Dearholt is a co-trustee with a sibling, and 60,000 shares of preferred stock held by the Mary C. Dearholt Trust, of which Mr. Dearholt, a sibling and his mother are trustees, that are convertible share-for-share into our common stock. Mr. Dearholt shares the power to vote and dispose of 640,998 shares of common stock (including 60,000 shares of preferred stock convertible into common stock) held by the Mary C. Dearholt Trust, the John W. Dearholt Trust and the James W. Dearholt Trust. Mr. Dearholt has sole power to vote and dispose of the remaining shares of common stock, except that North Central Trust has the sole power to vote and dispose of the 9,680 shares of common stock held by the Response Marketing Money Purchase Plan. Also includes warrants to purchase 1,172,500 shares of common stock and options to purchase 50,000 shares.
(5) Includes warrants to purchase 1,500,000 shares of common stock and assumes the conversion as of October 9, 2000 of all principal and accrued but unpaid interest under convertible debentures in the principal amount $1,500,000. The original principal balance plus any accrued but unpaid interest of the convertible debentures may be converted into common stock at Mr. Benson's election at any time based on a per share price equal to the lesser of (a) 70% of the market price of our common stock at the time of conversion; or (b) $1.00. Mr. Benson's address is 2925 Dean Parkway, Minneapolis, Minnesota 55416.
(6)     Includes  50,000  shares  under  option  held  by  Mr.  Bethune.

                           RELATED PARTY TRANSACTIONS

     On February 18, 1999, we borrowed $50,000 from O.B. Parrish, our Chairman and Chief Executive Officer. The borrowing was completed through the execution of a $50,000, one-year promissory note payable by us to Mr. Parrish and a Note Purchase and Warrant Agreement and Stock Issuance Agreement. Mr. Parrish was granted warrants to purchase 10,000 shares of our common stock at an exercise price of $1.35 per share. The exercise price of the warrants equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 18, 2000, we extended the due date of the note to February 18, 2001, and in connection with this extension, we issued to Mr. Parrish warrants to purchase 12,500 shares of our common stock at an exercise price of $0.72 per share, which equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $50,000 promissory note when due, we must issue 10,000 shares of our common stock to Mr. Parrish. The issuance will not, however, alleviate our liability under the note. We also granted Mr. Parrish securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement.

     On February 12, 1999, we borrowed $250,000 from Mr. Dearholt. The borrowing was effectuated in the form of a $250,000, one-year promissory note payable by us to Mr. Dearholt. As part of this transaction, we entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Mr. Dearholt received a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.248 per share. The exercise price of the warrants equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 12, 2000, we extended the due date of the note to February 12, 2001, and in connection with this extension, we issued to Mr. Dearholt warrants to purchase 62,500 shares of our common stock at an exercise price of $0.77 per share, which equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $250,000 under the note when due, we must issue 50,000 shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement.

     During 1998, as compensation for consulting services, we awarded Phoenix Health Care of Illinois, Inc., a corporation which is owned in part and controlled by O.B. Parrish, Mary Ann Leeper and William R. Gargiulo, Jr., 25,000 shares of restricted stock with a market value of approximately $93,750.

     On March 25, 1997, 1998, 1999 and 2000, we extended a $1 million, one-year promissory note payable by us to Mr. Dearholt for a previous loan Mr. Dearholt made to us. The promissory note is now payable in full on March 25, 2001 and bears interest at 12% annually, payable monthly. We used $0.2 million of the note proceeds to provide working capital needed to fund the initial stages of our U.S. marketing campaign and $0.8 million of the note proceeds to fund operating losses. The borrowing transactions were effected in the form of a promissory note from us to Mr. Dearholt and related Note Purchase and Warrant Agreements and a Stock Issuance Agreement. Under the 1997, 1998 and 1999 Note Purchase and Warrant Agreements, we issued to Mr. Dearholt warrants to purchase 200,000 shares of common stock in 1997 at an exercise price of $1.848 per share, 200,000 shares of common stock in 1998 at an exercise price of $2.25 per share and 200,000 shares of common stock in 1999 at an exercise price of $1.16 per share. In connection with the extension of the note to March 25, 2001, we issued warrants to purchase 250,000 shares of our common stock in 2000 at an exercise price of $0.71 per share. In each case, the exercise price of the warrants equaled 80% of the market price of our common stock on the date of issuance. The warrants expire upon the earlier of their exercise or on March 25, 2005 for the warrants issued in 1997, March 25, 2007 for the warrants issued in 1998, March 25, 2009 for the warrants issued in 1999, and March 25, 2010 for the warrants issued in 2000. Under the Stock Issuance Agreement, if we fail to pay the $1 million under the note when due, we must issue 200,000 shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement. In consideration of Mr. Dearholt's agreement to extend the note's due date to March 25, 2000, we extended the expiration date of warrants held by Mr. Dearholt to purchase 200,000 shares of our common stock from March 25, 2001 to March 25, 2002.

     On September 24, 1999, we completed a private placement of 666,671 shares of our common stock to various investors at a purchase price of $0.75 per share, representing a discount of 12% from the closing price of a share of our common stock on the Over the Counter Bulletin Board on that date. Stephen M. Dearholt, one of our directors, purchased 266,667 shares for $200,000 in this private placement. The terms of Mr. Dearholt's purchase were identical to the terms offered to the other, unrelated investors. As part of this private placement, we granted all of the investors, including Mr. Dearholt, registration rights which require that we register the investors' resale of these shares.

     On June 14, 2000, we completed a private placement of 400,000 shares of our common stock to The John W. Dearholt Trust at a price of $0.50 per share, representing a discount of 6% from the closing price of our common stock on the Over the Counter Bulletin Board on that date. Stephen M. Dearholt is a co-trustee of this trust. As part of this private placement, we granted the investor registration rights which require that we register the investor's resale of those shares. The registration statement, of which this prospectus is a part, registers this investor's resale from time to time of those shares.


     On October 2, 2000, we completed a private placement of 200,000 shares of our common stock to Michael R. Walton, one of our directors, at a price of $0.50 per share, representing a discount of 12% from the closing price of our common stock on the Over the Counter Bulletin Board on that date. The registration statement, of which this prospectus is a part, registers Mr. Walton's resale from time to time of those shares.


     It has been and currently is our policy that transactions between us and our officers, directors, principal shareholders or affiliates are to be on terms no less favorable to us than could be obtained from unaffiliated parties. We intend that any future transactions between us and our officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 27 million shares of common stock, $.01 par value per share and 5 million shares of Class A Preferred Stock, $.01 par value per share. The Class A Preferred Stock may be issued in series, at any times and with any terms, that the Board of Directors considers appropriate. To date, the Board of Directors has authorized for issuance 1,040,000 shares of Class A Preferred Stock--Series 1, of which 660,000 shares are currently outstanding and 1,500,000 shares of Class A Preferred Stock--Series 2, of which no shares are currently issued and outstanding since the 729,927 shares of Class A Preferred Stock--Series 2 which were previously issued have all converted into a like number of shares of common stock. Our Amended and Restated Articles of Incorporation provide that any shares of Class A Preferred Stock which are issued and subsequently converted into common stock may not be reissued. Accordingly, we currently have 2,460,000 shares of Class A Preferred Stock authorized and available for issuance in series designated by the Board.

COMMON  STOCK

     Holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Subject to the prior rights of the holders of Class A Preferred Stock, as described below, holders of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for the payment of dividends. Upon liquidation or dissolution, holders of common stock are entitled to share, based on the number of shares owned, in our remaining assets which may be available for distribution after payment of our creditors and satisfaction of any accrued but unpaid dividends on the Class A Preferred Stock and the liquidation preferences, if any, of the Class A Preferred Stock. Holders of common stock have no preemptive, subscription or redemption rights. The common stock has no cumulative voting rights. As a result, holders of more than 50% of the outstanding shares of common stock can elect all of our directors.

     All outstanding shares of common stock are fully paid and nonassessable. Wisconsin law, however, may make our shareholders personally liable for unpaid wages due employees for up to six months' services, but not in an amount greater than the par value of the shares.

CLASS  A  PREFERRED  STOCK

     The Board of Directors is authorized, subject to the limitations described below, to issue from time to time, without shareholder authorization, in one or more designated series, shares of Class A Preferred Stock and to determine the dividend, redemption, liquidation, sinking fund and conversion rights of each particular series. No dividends or other distributions will be payable on the common stock unless dividends are paid in full on the Class A Preferred Stock and all sinking fund obligations for the Class A Preferred Stock, if any, are fully funded. Dividends on the Class A Preferred Stock will be cumulative from the date of issuance. In the event of a liquidation or dissolution, the Class A Preferred Stock would have priority over the common stock to receive the amount of the liquidation preference as specified in each particular series, together with any accrued but unpaid dividends out of our remaining assets. Holders of shares of Class A Preferred Stock will have the right, at any time on or before the redemption of the shares, to surrender the certificate evidencing the shares of Class A Preferred Stock and receive upon conversion of the shares of Class A Preferred Stock, a certificate evidencing one share of common stock for each share of Class A Preferred Stock so surrendered. The holders of Class A
Preferred Stock are entitled to cast one vote per share held of record by them at all meetings of our shareholders.

Class  A  Preferred  Stock--Series  1

     As authorized by our Articles of Incorporation, on August 15, 1997, the Board of Directors by resolution designated the relative rights and preferences of the first series of Class A Preferred Stock which was designated "Class A Preferred Stock--Series 1." The Board authorized for issuance 1,040,000 shares of this Series 1 Preferred Stock and 680,000 shares were issued, 660,000 of which are currently outstanding. We have no present intention of issuing any additional shares of Series 1 Preferred Stock. The Series 1 Preferred Stock accrues dividends on a daily basis at the rate of 8% per year on the "liquidation value" of the Series 1 Preferred Stock, which currently is $2.50 per share and is subject to adjustment and increase for accrued dividends. The dividends will accrue through the earliest of the date of repurchase of the Series 1 Preferred Stock, its conversion into common stock or liquidation. Dividends on the Series 1 Preferred

Stock must be paid in full before dividends may be paid on any other class of our stock or before any sums may be set aside for the redemption or purchase of any of the Preferred Stock. Dividends will accrue whether or not they have been declared and whether or not there are funds legally available for the payment of dividends. Dividends are payable on October 1 of each year. Dividends which are not paid on the dividend reference date will accrue and be added to the liquidation value of each share of Series 1 Preferred Stock. No dividends can be declared and set aside for any shares of common stock unless the Board declares a dividend payable on the outstanding shares of Series 1 Preferred Stock, in addition to the dividends which the Series 1 Preferred Stock is otherwise entitled as described above. Additional dividends on the Series 1 Preferred Stock must be declared in the same amount per share of Series 1 Preferred Stock as would be declared payable on the shares of common stock into which each share of Series 1 Preferred Stock could be converted.

     On or after August 1, 1998, each share of Series 1 Preferred Stock is convertible into one share of common stock. Upon conversion, certificates for shares of common stock will be issued together with, to the extent legally available, an amount of cash equal to the remaining accrued but unpaid dividends on the shares of Series 1 Preferred Stock so converted. We may redeem the Series 1 Preferred Stock on or after August 1, 2000, unless the holder converts the shares before our redemption is effective, at a price of $2.50 per share plus all accrued but unpaid dividends. Upon a liquidation, the Series 1 Preferred Stock is entitled to a liquidation preference equal to $2.50 per share plus any accrued but unpaid dividends. This amount must be paid prior to any distribution on shares of common stock. Except as provided above, the Series 1 Preferred Stock will have the same rights, preferences and limitations as any other series of Preferred Stock to be issued in the future, whenever designated and issued.

Class  A  Preferred  Stock--Series  2

     On December 30, 1997, the Board of Directors by resolution designated the relative rights and preferences of the second series of Class A Preferred Stock which is designated "Class A Preferred Stock-Series 2." The Board authorized for issuance 1,500,000 shares of this Series 2 Preferred Stock and 729,927 shares were issued. However, as of the date of this prospectus, no shares of Series 2 Preferred Stock are issued and outstanding since they all converted into shares of common stock on a one-for-one basis on April 3, 1998. The Series 2 Preferred Stock does not carry any dividend preference. Upon a liquidation, each share of the Series 2 Preferred Stock outstanding at the time of liquidation is entitled to a liquidation preference equal to the purchase price paid for each share. This amount must be paid prior to any distribution on shares of common stock, however, the liquidation preference on the Series 1 Preferred Stock must be paid before the liquidation preference on the Series 2 Preferred Stock is paid.

     The issuance of one or more series of Class A Preferred Stock could have an adverse effect on the rights of the holders of common stock, including dividend rights, rights upon liquidation and voting rights. The Preferred Stock could also be issued by us to defend against the threat of a takeover, if the Board of Directors determines that the takeover is not in our best interests or the best interests of our shareholders. This could occur even if a takeover was favored by a majority of shareholders and was at a premium to the market price of the common stock. We have no current plans or intention to issue additional shares of Class A Preferred Stock.

CONVERTIBLE  DEBENTURES

     On May 19, 1999 and June 3, 1999, we issued convertible debentures to five investors in the principal amount of $1,500,000. The convertible debentures bear interest at 8% annually and originally had a one-year term. However, we have elected under the terms of the convertible debenture to extend the repayment term for an additional year. Upon this extension, we issued to the investors warrants to purchase 375,000 shares of our common stock having the same terms and conditions as the warrants issued to the investors described below. One million dollars of the convertible debentures is payable on May 19, 2001, with the remaining $500,000 payable on June 3, 2001. Interest on the convertible debentures is payable quarterly either in cash or, at the investor's option, common stock based on the stock's then fair market value.

     The investors may elect to convert the original principal balance of convertible debentures plus any accrued but unpaid interest into common stock at any time after one year from the date they were issued based on a per share price equal to the lesser of:

-     70%  of the market price of the common stock at the time of conversion; or

-     $1.00.

     Payment of the convertible debentures is secured by a first priority security interest in all of our assets. In addition, if we default in payment of principal or interest on the convertible debentures, we must immediately issue 1,500,000 shares of our common stock to the investors at no cost and that issuance will not in any way impair the other rights the investors possess, including the right to demand payment of the convertible debentures.

WARRANTS

     We also issued to the purchasers of the convertible debentures warrants to purchase 1,875,000 shares of our common stock. These warrants are exercisable by the investors at any time within five years after the date of their issuance at an exercise price per share equal to the lesser of:

-     70%  of  the  market price of our common stock on the date of exercise; or

-     $1.00.

     In addition, as part of the consideration that we paid R.J. Steichen & Company, our placement agent in the offering of the convertible debentures and warrants, we also issued warrants to purchase a total of 337,500 shares of our common stock to R.J. Steichen. The warrants issued to R.J. Steichen are exercisable at any time during a period of four years commencing one year after the date of the private placement at an exercise price of $1.00 per share.

     The warrants issued to the investors and R.J. Steichen contain provisions that protect the holder against dilution by adjustment of the exercise price and number of shares to be received upon exercise. Adjustments will occur in the event, among others, of a merger, stock split or reverse stock split, stock dividend or recapitalization. We are not required to issue fractional shares upon the exercise of the warrants. The holder of the warrants will not possess any rights as a stockholder until the holder exercises the warrants.

     The warrants may be exercised upon surrender on or before the expiration date of the warrants at our offices, with an exercise form completed and executed as indicated, accompanied by payment of the exercise price for the number of shares for which the warrant is being exercised. The exercise price is payable by check or bank draft payable to our order or by wire transfer or, in the case of the R.J. Steichen, by a "cashless exercise," in which the number of shares of common stock underlying the warrant having a fair market value equal to the total exercise price are cancelled as payment of the exercise price.

     For the life of the warrants and the convertible debentures, the holder has the opportunity to profit from a rise in the market price of the common stock without assuming the risk of ownership of the shares of common stock issuable upon the exercise of the warrant or conversion of the convertible debentures. The warrant or convertible debenture holder should be expected to exercise the warrant or convertible debenture at a time when we would likely be able to obtain any needed capital by an offering of common stock on terms more favorable than those provided for by the warrant or convertible debenture. Furthermore, the terms on which we could obtain additional capital during the life of the warrant or convertible debenture may be adversely affected.

TRANSFER  AGENT

     The transfer agent and registrar for the common stock is Firstar Bank, N.A., Milwaukee, Wisconsin.

WISCONSIN  ANTI-TAKEOVER  PROVISIONS

     Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public corporations, such as us, which are held by any person holding in excess of 20% of the voting power of our stock shall be limited to 10% of the full voting power of the shares. This statutory voting restriction does not apply to shares acquired directly from us, acquired in a transaction incident to which our shareholders vote to restore the full voting power of the shares and under other circumstances more fully described in section 180.1150. In addition, this statutory voting restriction is not applicable to shares of common stock acquired before April 22, 1986.

     Section 180.1141 of the Wisconsin Business Corporation Law provides that a "resident domestic corporation," such as us, may not engage in a "business combination" with a person beneficially owning 10% or more of the voting power of our outstanding stock for three years after the date the interested shareholder acquired his 10% or greater interest, unless the business combination or the acquisition of the 10% or greater interest was approved before the stock acquisition date by our Board of Directors. After the three-year period, a business combination that was not so approved can be completed only if it is approved by a majority of the outstanding voting shares not held by the interested shareholder or is made at a specified price intended to provide a fair price for the shares held by noninterested shareholders.
Section 180.1141 is not applicable to shares of common stock acquired by a shareholder prior to the registration of the common stock under the Securities Exchange Act of 1934 and shares acquired before September 10, 1987.

INDEMNIFICATION

     Our directors and officers are entitled to statutory rights to be indemnified by us against litigation-related liabilities and expenses if the director or officer is either successful in the defense of litigation or is otherwise determined not to have engaged in willful misconduct, knowingly violated the law, failed to deal fairly with us or our shareholders or derived an improper personal benefit in the performance of his duties to us. These rights are incorporated in our By-Laws. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, the indemnification provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                              SELLING STOCKHOLDERS

     Information regarding beneficial ownership of our common stock by the selling stockholders as of October 9, 2000 follows. The table assumes that the selling stockholders sell all shares offered under this prospectus. We can make no assurance as to how many of the shares offered that the selling stockholders will in fact sell.


                                        SHARES OWNED       SHARES BEING         SHARES OWNED
SELLING STOCKHOLDERS                  BEFORE OFFERING        OFFERED           AFTER OFFERING
--------------------------     --------------------------  ------------  ------------------------
                                    NUMBER       PERCENT                     NUMBER      PERCENT
                               ----------------  --------                --------------  --------
The John W. Dearholt Trust          418,100 (1)      3.1%       400,000        18,100          *
c/o Stephen M. Dearholt
741 N. Milwaukee Street
Suite 500
Milwaukee, WI 53202

Jerry Popiel                        150,000            *        100,000        50,000          *
Geotek
8036 40th Avenue
Denver, CO 80207

James Chase
7815 North River Road
Milwaukee, WI 53217                 360,000          2.7%       150,000       210,000        1.6%

Gerald Stein
2510 West Dean Road
Milwaukee, WI 53217-2009            506,000          3.8%       225,000       281,000        2.1%

Michael R. Walton
1626 North Prospect Avenue
No. 2310
Milwaukee, WI 53202                 694,763(2)       5.0%       200,000         494,763(2)   3.6%
__________________

*  Less  than  1%.

(1)     Stephen  M.  Dearholt,  one  of our directors, is a co-trustee of The John W. Dearholt
Trust.  The  number  of  shares  listed  on the table does not include 2,103,620 shares of our common  stock  beneficially  owned  by  Mr.  Dearholt.  See  "Principal  Shareholders."
(2)     Mr.  Walton  is  one  of  our  directors.  See "Principal Shareholders."



     On June 14, 2000, we completed a private placement of 500,000 shares of our common stock to Mr. Popiel and The John W. Dearholt Trust at a price of $0.50 per share, representing a discount of 6% from the closing price of our common stock on the OTC Bulletin Board on that date. Stephen M. Dearholt, a co-trustee of The John W. Dearholt Trust, is one of our directors. For information regarding Mr. Dearholt and his material transactions with us, see "Management", "Principal Shareholders" and "Related Party Transactions."

     On June 15, 2000, we issued 150,000 shares of our common stock to Mr. Chase as compensation for investor relations and consulting services.


     On October 2, 2000, we completed a private placement of 425,000 shares of our common stock to Gerald Stein and Michael R. Walton at a price of $0.50 per share, representing a discount of 12% from the closing price of our common stock on the OTC Bulletin Board on that date. Mr. Walton is one of our directors. See "Management," "Principal Shareholders" and "Related Party Transactions."


     We have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement.

                              PLAN OF DISTRIBUTION

     We have been advised by the selling stockholders that the selling stockholders may sell the shares from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom the broker-dealer may act as an agent or to whom it may sell the shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.
     Broker-dealers who act in connection with the sale of the shares may be underwriters. Profits on any resale of the shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be underwriting discounts and commissions under the Securities Act.

     Any broker-dealer participating in transactions as agent may receive commissions from the selling stockholders and, if they act as agent for the purchaser of the shares, from the purchaser. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and may pay to or receive from the purchasers of the shares commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing:

-     the  name  of  the  broker-dealers;

-     the  number  of  shares  involved;

-     the  price  at  which  the  shares  are  to  be  sold;

- the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

- that broker-dealers did not conduct any investigation to verify the information in this prospectus, as supplemented; and

-     other  facts  material  to  the  transaction.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with the common stock for a period beginning when the person becomes a distribution participant and ending upon the person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition, we and the selling stockholders will be subject to applicable provisions of the Exchange Act, including Rule 10b-5 and to the extent we and the selling stockholders are distribution participants, Regulation M. These rules and regulations may affect the marketability of the shares.

     The selling stockholders will pay all commissions associated with the sale of the shares. The shares offered by this prospectus are being registered to comply with contractual obligations, and the we have paid the expenses of the preparation of this prospectus. We have also agreed to indemnify the selling stockholders against various liabilities, including liabilities under the Securities Act, or, if the indemnity is unavailable, to contribute toward amounts required to be paid.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c., Milwaukee, Wisconsin.
                                     EXPERTS

     The consolidated financial statements of The Female Health Company at September 30, 1999 and for the two years in the period ended September 30, 1999 included in this prospectus have been audited by McGladrey & Pullen LLP, independent auditors, as set forth in their report (which contains an explanatory paragraph with respect to conditions which raise substantial doubt about our ability to continue as a going concern), in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that might result from the outcome of that uncertainty.

                            THE FEMALE HEALTH COMPANY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Document                                                                   Page No.
---------------------------------------------------------------------  -----------------
Audited Consolidated Financial Statements

  Report of McGladrey & Pullen, LLP, Independent Auditors . . . . . .                F-1

  Consolidated Balance Sheet as of September 30, 1999 . . . . . . . .                F-2

  Consolidated Statements of Operations for the years ended
    September 30, 1999 and 1998 . . . . . . . . . . . . . . . . . . .                F-3

  Consolidated Statements of Stockholders' Equity for the years ended
    September 30, 1999 and 1998 . . . . . . . . . . . . . . . . . . .                F-4

  Consolidated Statements of Cash Flows for the years ended
    September 30, 1999 and 1998 . . . . . . . . . . . . . . . . . . .        F-5 and F-6

  Notes to Consolidated Financial Statements. . . . . . . . . . . . .   F-7 through F-20

Unaudited Condensed Consolidated Financial Statements

  Unaudited Condensed Consolidated Balance Sheet
    as of June 30, 2000 . . . . . . . . . . . . . . . . . . . . . . .               F-21

  Unaudited Condensed Consolidated Statements of Operations
    for the Nine Months Ended June 30, 2000 and 1999. . . . . . . . .               F-22

  Unaudited Condensed Consolidated Statements of Cash Flows
    for the Nine Months Ended June 30, 2000 and 1999. . . . . . . . .               F-23

Notes to Unaudited Condensed Consolidated Financial Statements. . . .  F-24 through F-28

                          INDEPENDENT AUDITOR'S REPORT


To  the  Board  of  Directors  and  Stockholders
The  Female  Health  Company
Chicago,  Illinois


We have audited the accompanying consolidated balance sheet of The Female Health Company and subsidiaries, as of September 30, 1999, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Female Health Company and subsidiaries as of September 30, 1999, and the results of their operations and their cash flows for the years ended September 30, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been presented assuming that The Female Health Company will continue as a going concern. As more fully described in Note 13, the Company has experienced slower than expected growth in revenues from its sole product, which has adversely affected the Company's current results of operations and liquidity. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 13. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts of classification of liabilities that may result from the outcome of this uncertainty.



/s/  McGladrey  &  Pullen,  LLP
Schaumburg,  Illinois
November  11,  1999

THE  FEMALE  HEALTH  COMPANY
CONSOLIDATED  BALANCE  SHEET
SEPTEMBER  30,  1999
--------------------------------------------------------------------------------

ASSETS
Current Assets
  Cash . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    570,709
  Accounts receivable, net of allowance for doubtful accounts
    of $108,000 and allowance for product returns of $227,000. . .     1,572,455
  Inventories. . . . . . . . . . . . . . . . . . . . . . . . . . .     1,015,202
  Prepaid expenses and other current assets. . . . . . . . . . . .       477,482
                                                                    -------------
          TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . .     3,635,848
                                                                    -------------
Other Assets
  Intellectual property, net of accumulated amortization of
    $455,600 . . . . . . . . . . . . . . . . . . . . . . . . . . .       756,902
  Other assets . . . . . . . . . . . . . . . . . . . . . . . . . .       157,111
                                                                    -------------
                                                                         914,013
                                                                    -------------
Property, Plant and Equipment
  Equipment, furniture and fixtures. . . . . . . . . . . . . . . .     3,943,710
  Less accumulated depreciation. . . . . . . . . . . . . . . . . .     1,986,428
                                                                    -------------
                                                                       1,957,282
                                                                    -------------

                                                                    $  6,507,143
                                                                    =============
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
  Notes payable, related party, net of unamortized discount of
    $115,377 . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  1,184,623
  Convertible debentures, net of unamortized discount of $680,645.       819,355
  Accounts payable . . . . . . . . . . . . . . . . . . . . . . . .       612,043
  Accrued expenses and other current liabilities . . . . . . . . .       424,193
  Preferred dividends payable. . . . . . . . . . . . . . . . . . .        73,553
                                                                    -------------

          Total current liabilities. . . . . . . . . . . . . . . .     3,113,767
                                                                    -------------
Long-Term Liabilities
  Deferred gain on sale of facility. . . . . . . . . . . . . . . .     1,583,260
  Other long term liabilities. . . . . . . . . . . . . . . . . . .        87,146
                                                                    -------------
                                                                       1,670,406
                                                                    -------------
Stockholders' Equity
  Convertible Preferred Stock, Series 1, par value $.01 per share.
    Authorized 5,000,000 shares; issued and outstanding 660,000
    shares.. . . . . . . . . . . . . . . . . . . . . . . . . . . .         6,600
  Common Stock, par value $.01 per share. Authorized 22,000,000
    shares; issued and outstanding 11,929,580 shares.. . . . . . .       119,297
  Additional paid-in capital . . . . . . . . . . . . . . . . . . .    46,820,778
  Unearned consulting fees . . . . . . . . . . . . . . . . . . . .      (201,374)
  Accumulated other comprehensive income . . . . . . . . . . . . .       189,847
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . .   (45,180,102)
                                                                    -------------
                                                                       1,755,046
  Treasury Stock, at cost, 20,000 shares of common stock . . . . .       (32,076)
                                                                    -------------
                                                                       1,722,970
                                                                    -------------

                                                                    $  6,507,143
                                                                    =============

See  Notes  to  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY
CONSOLIDATED  STATEMENTS  OF  OPERATIONS
YEARS  ENDED  SEPTEMBER  30,  1999  AND  1998
--------------------------------------------------------------------------------

                                                               1999          1998
                                                           ------------  ------------
Net revenues. . . . . . . . . . . . . . . . . . . . . . .  $ 4,715,477   $ 5,451,399
Cost of products sold . . . . . . . . . . . . . . . . . .    4,598,747     5,273,369
                                                           ------------  ------------

          GROSS PROFIT. . . . . . . . . . . . . . . . . .      116,730       178,030
                                                           ------------  ------------

Operating expenses:
  Advertising and promotion . . . . . . . . . . . . . . .      251,867       433,821
  Selling, general and administrative . . . . . . . . . .    2,890,860     2,895,108
                                                           ------------  ------------
          Total operating expenses. . . . . . . . . . . .    3,142,727     3,328,929
                                                           ------------  ------------

          OPERATING (LOSS). . . . . . . . . . . . . . . .   (3,025,997)   (3,150,899)
                                                           ------------  ------------

Nonoperating income (expense):
  Interest expense. . . . . . . . . . . . . . . . . . . .     (860,523)     (456,662)
  Interest income . . . . . . . . . . . . . . . . . . . .       36,030       133,104
  Nonoperating income . . . . . . . . . . . . . . . . . .      100,181       117,141
                                                           ------------  ------------
                                                              (724,312)     (206,417)
                                                           ------------  ------------

          NET (LOSS). . . . . . . . . . . . . . . . . . .   (3,750,309)   (3,357,316)

Preferred dividends accreted, Series 2. . . . . . . . . .           --       817,000
Preferred dividends, Series 1 . . . . . . . . . . . . . .      133,919       132,669
                                                           ------------  ------------

          Net (loss) attributable to common stockholders.  $(3,884,228)  $(4,306,985)
                                                           ============  ============

          Net (loss) per common share outstanding . . . .        (0.36)        (0.43)

Weighted average common shares outstanding. . . . . . . .   10,890,173     9,971,493

See  Notes  to  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY
CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY
YEARS  ENDED  SEPTEMBER  30,  1999  AND  1998
--------------------------------------------------------------------------------

                                                                                                Accumulated
                                                                   Additional     Unearned         Other
                                             Preferred    Common     Paid-in     Consulting    Comprehensive   Accumulated
                                               Stock      Stock      Capital        Fees          Income          Deficit
Balance at September 30, 1997. . . . . . .  $    6,800   $ 95,145  $40,238,387            -   $      203,195   $(36,988,889)
Issuance of 729,927 shares of
  Preferred Stock (net of offering
  costs of $156,616) . . . . . . . . . . .       7,299          -    1,836,085            -                -              -
Issuance of 729,927 shares of
  Common Stock upon conversion
  of Preferred Stock . . . . . . . . . . .      (7,299)     7,299            -            -                -              -
Issuance of 29,400 shares of
  Common Stock upon exercise
  of stock options . . . . . . . . . . . .           -        294       58,506            -                -              -
Issuance of 25,000 shares of
  Common Stock for consulting
  services . . . . . . . . . . . . . . . .           -        250       93,500            -                -              -
Issuance of 107,000 shares of
  Common Stock under stock
  bonus plan . . . . . . . . . . . . . . .           -      1,070      306,555            -                -              -
Issuance of 10,000 shares of
  Common Stock upon exercise
  of warrants. . . . . . . . . . . . . . .           -        100       19,900            -                -              -
Issuance of 18,000 options to employees. .           -          -       51,660            -                -              -
Issuance of warrants with short-
  term notes payable . . . . . . . . . . .           -          -      297,500            -                -              -
Issuance of warrants for
  professional services. . . . . . . . . .           -          -      114,750            -                -              -
Preferred Stock dividends. . . . . . . . .           -          -            -            -                -       (132,669)
Preferred Stock dividends accreted . . . .           -          -      817,000            -                -       (817,000)
Purchase of 10,000 shares of
  Common Stock held in Treasury. . . . . .           -          -            -            -                -              -
Comprehensive income (loss):
  Net (loss) . . . . . . . . . . . . . . .           -          -            -            -                -     (3,357,316)
  Foreign currency translation adjustment.           -          -            -            -          101,785              -
Comprehensive income (loss)
------------------------------------------
Balance at September 30, 1998
  (balance forward). . . . . . . . . . . .  $    6,800   $104,158  $43,833,843            -   $      304,980   $(41,295,874)
Issuance of 482,964 shares of
  Common Stock under the equity
  line of credit . . . . . . . . . . . . .           -      4,685      480,315            -                -              -
Issuance of 20,718 shares of
  Common Stock upon conversion
  of Preferred Stock . . . . . . . . . . .        (200)       200            -            -                -              -
Issuance of 120,000 shares of
  Common Stock upon exercise
  of warrants. . . . . . . . . . . . . . .           -      1,200      128,760            -                -              -
Issuance of 175,000 shares of
  Common Stock for consulting
  services . . . . . . . . . . . . . . . .           -      1,750      184,188     (185,938)               -              -
Issuance of warrants with
  convertible debentures . . . . . . . . .           -          -    1,276,300            -                -              -
Issuance of 15,000 shares of
  Common Stock under stock
  bonus plan . . . . . . . . . . . . . . .           -        150       23,288            -                -              -
Issuance of 18,000 shares of
  Common Stock upon exercise
  of stock options . . . . . . . . . . . .           -        180       16,695            -                -              -
Issuance of warrants with
  short-term notes payable . . . . . . . .           -          -      253,515            -                -              -
Issuance of 30,691 shares of
  Common Stock as payment of
  preferred stock dividends. . . . . . . .           -        307       31,058            -                -              -
Issuance of warrants for
  consulting services. . . . . . . . . . .           -          -       99,483      (99,483)               -              -
Preferred Stock dividends. . . . . . . . .           -          -            -            -                -       (133,919)
Purchase of 10,000 Shares of
  Common Stock held in Treasury. . . . . .           -          -            -            -                -              -
Issuance of 666,671 shares of
  Common Stock . . . . . . . . . . . . . .           -      6,667      493,333            -                -              -
Amortization of unearned
  consulting fees. . . . . . . . . . . . .           -          -            -       84,047                -              -
Comprehensive income (loss):
  Net (loss) . . . . . . . . . . . . . . .           -          -            -            -                -     (3,750,309)
  Foreign currency translation
    adjustment . . . . . . . . . . . . . .           -          -            -            -         (115,133)             -

Comprehensive income (loss)
Balance at September 30, 1999. . . . . . .  $    6,600   $119,297  $46,820,778  $  (201,374)  $      189,847   $(45,180,102)
------------------------------------------  -----------  --------  -----------  ------------  ---------------  -------------

                                             Cost of
                                             Treasury
                                              Stock        Total
Balance at September 30, 1997. . . . . . .          -   $ 3,554,638
Issuance of 729,927 shares of
  Preferred Stock (net of offering
  costs of $156,616) . . . . . . . . . . .          -     1,843,384
Issuance of 729,927 shares of
  Common Stock upon conversion
  of Preferred Stock . . . . . . . . . . .          -             -
Issuance of 29,400 shares of
  Common Stock upon exercise
  of stock options . . . . . . . . . . . .          -        58,800
Issuance of 25,000 shares of
  Common Stock for consulting
  services . . . . . . . . . . . . . . . .          -        93,750
Issuance of 107,000 shares of
  Common Stock under stock
  bonus plan . . . . . . . . . . . . . . .          -       307,625
Issuance of 10,000 shares of
  Common Stock upon exercise
  of warrants. . . . . . . . . . . . . . .          -        20,000
Issuance of 18,000 options to employees. .          -        51,660
Issuance of warrants with short-
  term notes payable . . . . . . . . . . .          -       297,500
Issuance of warrants for
  professional services. . . . . . . . . .          -       114,750
Preferred Stock dividends. . . . . . . . .          -      (132,669)
Preferred Stock dividends accreted . . . .          -             -
Purchase of 10,000 shares of
  Common Stock held in Treasury. . . . . .    (19,330)      (19,330)
Comprehensive income (loss):                                      -
  Net (loss) . . . . . . . . . . . . . . .          -    (3,357,316)
  Foreign currency translation adjustment.          -       101,785
                                                        ------------
Comprehensive income (loss)                              (3,255,531)
------------------------------------------              ------------
Balance at September 30, 1998
  (balance forward). . . . . . . . . . . .  $ (19,330)  $ 2,934,577
Issuance of 482,964 shares of
  Common Stock under the equity
  line of credit . . . . . . . . . . . . .          -       485,000
Issuance of 20,718 shares of
  Common Stock upon conversion
  of Preferred Stock . . . . . . . . . . .          -             -
Issuance of 120,000 shares of
  Common Stock upon exercise
  of warrants. . . . . . . . . . . . . . .          -       129,960
Issuance of 175,000 shares of
  Common Stock for consulting
  services . . . . . . . . . . . . . . . .          -             -
Issuance of warrants with
  convertible debentures . . . . . . . . .          -     1,276,300
Issuance of 15,000 shares of
  Common Stock under stock
  bonus plan . . . . . . . . . . . . . . .          -        23,438
Issuance of 18,000 shares of
  Common Stock upon exercise
  of stock options . . . . . . . . . . . .          -        16,875
Issuance of warrants with
  short-term notes payable . . . . . . . .          -       253,515
Issuance of 30,691 shares of
  Common Stock as payment of
  preferred stock dividends. . . . . . . .          -        31,365
Issuance of warrants for
  consulting services. . . . . . . . . . .          -             -
Preferred Stock dividends. . . . . . . . .          -      (133,919)
Purchase of 10,000 Shares of
  Common Stock held in Treasury. . . . . .    (12,746)      (12,746)
Issuance of 666,671 shares of
  Common Stock . . . . . . . . . . . . . .          -       500,000
Amortization of unearned
  consulting fees. . . . . . . . . . . . .          -        84,047
Comprehensive income (loss):
  Net (loss) . . . . . . . . . . . . . . .          -    (3,750,309)
  Foreign currency translation
    adjustment . . . . . . . . . . . . . .          -      (115,133)
                                                        ------------
Comprehensive income (loss)                              (3,865,442)
Balance at September 30, 1999. . . . . . .  $ (32,076)  $ 1,722,970
------------------------------------------  ----------  ------------

See  Notes  to  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
YEARS  ENDED  SEPTEMBER  30,  1999  AND  1998

                                                                    1999          1998
                                                                ------------  ------------
OPERATING ACTIVITIES
  Net (loss) . . . . . . . . . . . . . . . . . . . . . . . . .  $(3,750,309)  $(3,357,316)
    Adjustments to reconcile net (loss) to net cash (used in)
      operating activities:
      Depreciation . . . . . . . . . . . . . . . . . . . . . .      468,758       533,994
      Amortization of intellectual property rights . . . . . .      119,501       123,437
      Provision for (recovery of) inventory obsolescence . . .       (6,394)     (857,450)
      Provision for doubtful accounts, returns and discounts .       22,460        24,717
      Issuance of common stock for bonuses and
       consulting services . . . . . . . . . . . . . . . . . .       23,438       401,375
      Issuance and revaluation of warrants and options                            166,410
      Amortization of unearned consulting fees . . . . . . . .       84,047             -
      Amortization of discounts on notes payable
       and convertible debentures. . . . . . . . . . . . . . .      671,854       329,327
      Amortization of deferred income realized
       on U.K. grant . . . . . . . . . . . . . . . . . . . . .     (142,723)      (61,274)
      Amortization of deferred gain on sale and leaseback
       of building . . . . . . . . . . . . . . . . . . . . . .      (91,772)      (94,795)
      Amortization of debt issuance costs. . . . . . . . . . .      174,124             -
      Changes in operating assets and liabilities:
       Accounts receivable . . . . . . . . . . . . . . . . . .     (507,929)     (538,219)
       Inventories . . . . . . . . . . . . . . . . . . . . . .     (105,433)      891,421
       Prepaid expenses and other current assets . . . . . . .      149,617       (92,058)
       Accounts payable. . . . . . . . . . . . . . . . . . . .      128,165      (411,286)
       Accrued expenses and other current liabilities. . . . .      (78,733)      188,798
                                                                ------------  ------------
          Net cash (used in) operating activities. . . . . . .   (2,841,329)   (2,752,919)
                                                                ------------  ------------

INVESTING ACTIVITIES
  Capital expenditures . . . . . . . . . . . . . . . . . . . .      (22,637)      (58,827)
  Proceeds from repayment of note receivable . . . . . . . . .            -       750,000
  Proceeds from return of lease deposits . . . . . . . . . . .            -        90,859
                                                                ------------  ------------
          Net cash (used in) provided by investing activities.      (22,637)      782,032
                                                                ------------  ------------

FINANCING ACTIVITIES
  Proceeds from issuance of preferred stock. . . . . . . . . .            -     1,843,384
  Proceeds from issuance of common stock . . . . . . . . . . .      500,000             -
  Proceeds from issuance of common stock under the
    equity line of credit. . . . . . . . . . . . . . . . . . .      485,000             -
  Proceeds from issuance of common stock
   of options and warrants . . . . . . . . . . . . . . . . . .      146,835        78,800
  Proceeds from related party notes issued . . . . . . . . . .    1,300,000     1,000,000
  Proceeds from convertible debentures issued. . . . . . . . .    1,305,000             -
  Purchase of common stock held in treasury. . . . . . . . . .      (12,746)      (19,330)
  Dividend paid on preferred stock . . . . . . . . . . . . . .     (161,670)            -

  Payments on notes payable, related party . . . . . . . . . .   (1,000,000)   (1,000,000)
  Payments on long-term debt and capital lease obligations . .     (638,620)     (113,131)
                                                                ------------  ------------
          Net cash provided by financing activities. . . . . .    1,923,799     1,789,723
                                                                ------------  ------------

THE  FEMALE  HEALTH  COMPANY
CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
Years  Ended  September  30,  1999  and  1998

                                                                   1999         1998
                                                                -----------  -----------
Effect of exchange rate changes on cash. . . . . . . . . . . .  $   30,589   $   27,984
                                                                -----------  -----------

          Net (decrease) in cash . . . . . . . . . . . . . . .    (909,578)    (153,180)
Cash at beginning of year. . . . . . . . . . . . . . . . . . .   1,480,287    1,633,467
                                                                -----------  -----------

Cash at end of year. . . . . . . . . . . . . . . . . . . . . .  $  570,709   $1,480,287
                                                                ===========  ===========

Supplemental Cash Flow Disclosures:
  Interest paid. . . . . . . . . . . . . . . . . . . . . . . .  $  190,444   $  125,246

Supplemental Schedule of Noncash Investing and
 Financing Activities:

  Issuance of warrants on convertible debentures and
    notes payable. . . . . . . . . . . . . . . . . . . . . . .  $1,529,815   $  297,500
  Common stock issued for payment of preferred stock dividends      31,365            -
  Preferred dividends declared, Series 1 . . . . . . . . . . .     133,919      132,669
  Preferred dividends accreted, Series 2 . . . . . . . . . . .           -      817,000

See  Notes  to  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY
NOTES  TO  FINANCIAL  STATEMENTS

NOTE  1.     NATURE  OF  BUSINESS  AND  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  consolidation  and  nature  of  operations:  The  consolidated
----------------------------------------------------------
financial statements include the accounts of the Company and its wholly-owned subsidiaries, The Female Health Company - UK and The Female Health Company - UK, plc. All significant intercompany transactions and accounts have been eliminated in consolidation. The Female Health Company ("FHC" or the "Company") is currently engaged in the marketing, manufacture and distribution of a consumer health care product known as the Reality female condom, "Reality," in the U.S. and "femidom" or "femy" outside the U.S. The Female Health Company - UK, is the holding company of The Female Health Company - UK, plc, which operates a 40,000 sq. ft. leased manufacturing facility located in London, England.

The product is currently sold or available in either or both commercial (private sector) and public sector markets in 30 countries. It is commercially marketed directly by the Company in the United States and the United Kingdom and through marketing partners globally.

Use  of  estimates:  The  preparation of financial statements in conformity with
------------------
generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

Significant  accounting  estimates  include  the  following:

Trade receivables include a provision for sales returns and trade allowances, which is based on management's estimate of future product returns from customers in connection with unsold product which has expired or is expected to expire before it is sold. The estimated cost for product returns, price discounts and trade allowances are accrued when the initial sale is recorded.

The market value of inventory is based on management's best estimate of future sales and the time remaining before the existing inventories reach their expiration dates.

The Company evaluates intellectual property rights for impairment by comparing the net present value of the asset's estimated future income stream to the asset's carrying value.

Although management uses the best information available, it is reasonably possible that the estimates used by the Company will be materially different from the actual results. These differences could have a material effect on the Company's future results of operations and financial condition.

Cash:  Substantially all of the Company's cash was on deposit with one financial
----
institution.

Inventories:  Inventories  are  valued at the lower of cost or market.  The cost
-----------
is determined using the first-in, first-out (FIFO) method. Inventories are also written down for management's estimates of product which will not sell prior to its expiration date. Write downs of inventories establish a new cost basis, which is not increased for future increases in the market value of inventories, or changes in estimated obsolescence.

NOTE  1.     NATURE  OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation:  In accordance with Financial Accounting Standards
----------------------------
No. 52, "Foreign Currency Translation", the financial statements of the Company's international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders' equity and a weighted average exchange rate for each period for revenues, expenses, and gains and losses. Translation adjustments are recorded as a separate component of stockholders' equity as the local currency is the functional currency.

Equipment and furniture and fixtures:  Depreciation and amortization is computed
------------------------------------
by  the  estimated useful lives of the respective assets which range as follows:

     Equipment                    5  -  10  years
     Furniture  and  fixtures     3  years

Intellectual property rights:  The Company holds patents on the female condom in
----------------------------
the United States, the European Union, Japan, Canada, Australia and The People's Republic of China and holds patents on the manufacturing technology in various countries. The Company also licenses the trademark "Reality" in the United States and has trademarks on the names "femidom" and "femy" in certain foreign countries. Intellectual property rights are amortized on a straight-line basis over their estimated useful life of twelve years.

Financial  instruments:  The  Company has no financial instruments for which the
----------------------
carrying  value  materially  differs  from  fair  value.

Revenue Recognition:  Revenues from product sales are recognized as the products
-------------------
are  shipped  to  the  customers.

Research  and Development Costs:  Research and development costs are expensed as
-------------------------------
incurred. The amount of costs expensed for the years ended September 1999 and 1998 was $122,196 and $2,500, respectively.

Stock-Based  Compensation:  The  value  of stock options awarded to employees is
-------------------------
measured using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." The Company has provided pro forma disclosures of net income as if the fair value-based method prescribed by Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," ("FAS 123"). was used in measuring compensation expense in Note 7.

Advertising:  The  Company's policy is to expense production costs in the period
-----------
in  which  the  advertisement  is  initially  presented  to  consumers.

Income  taxes:  The  Company  files  separate income tax returns for its foreign
-------------
subsidiaries. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109) requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are also provided for carryforwards for income tax purposes. In addition, the amount of any future tax benefits is reduced by a valuation allowance to the extent such benefits are not expected to be realized.

------
NOTE  1.  NATURE  OF  BUSINESS  AND  SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Earnings  per  share (EPS):  The Company has adopted the provisions of Statement
--------------------------
of Financial Accounting Standards (FAS) No. 128, Earnings Per Share. FAS No. 128 requires the presentation of "basic" and "diluted" EPS. Basic EPS is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of the incremental common shares issuable upon conversion of convertible preferred or convertible debt and the exercise of stock options and warrants for all periods. Fully diluted (loss) per share is not presented since the effect would be anti-dilutive.

New  Accounting  Pronouncements:  The  Financial  Accounting Standards Board has
-------------------------------
issued Statement No. 130, Reporting Comprehensive Income, that the Company adopted during its year ended September 30, 1999. The Statement establishes standards for reporting and presentation of comprehensive income and its components. The Statement requires that items recognized as components of comprehensive income be reported in a financial statement. The Statement also requires that a company classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. For the years ended September 30, 1999 and 1998, the Company's components of comprehensive income (loss) consisted of its reported net (loss) and foreign currency translation adjustments.

Effective December 31, 1998, the Company adopted FAS No. 131, Disclosures of an Enterprise and Related Information (FAS 131). FAS 131 superseded FAS No. 14, Financial Reporting for Segments of a Business Enterprise. FAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. FAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers. The Company operates primarily in one industry segment while operating in both foreign and domestic regions. See Note 10.

In June 1998, the Financial Accounting Standards Board issues FAS 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133), which is required to be adopted in years beginning after June 15, 1999. FAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. Management believes that the adoption of FAS No. 133 will have no material impact on the Company.

NOTE  2.     INVENTORIES

The  components  of  inventory  consist  of the following at September 30, 1999:

Raw materials . . . . . . . . .  $  230,765
Work in process . . . . . . . .     270,184
Finished goods. . . . . . . . .     546,473
Less allowance for obsolescence     (32,220)
                                 -----------
                                 $1,015,202
                                 ===========

NOTE  3.     LEASES

The Company entered into a seven-year operating lease with a third party for office space effective September 12, 1994. The Company also had an informal agreement to reimburse an affiliate for office space used by the officers of the

Company through October 31, 1998. The affiliate's lease is with an unrelated third party which expires January 31, 2001. On November 1, 1998 the office space was sublet for the remaining term of the lease. Reimbursement for the affiliate rent expense was $14,999 and $48,146 in 1999 and 1998, respectively, which in 1999 is net of sublease rentals of $35,018.

On December 10, 1996, the Company entered into what is in essence a sale and leaseback agreement with respect to its 40,000 square foot manufacturing facility located in London, England. The Company received $3,365,000 (1,950,000 pounds) for leasing the facility to a third party for a nominal annual rental charge and for providing the third party with an option to purchase the facility for one pound during the period December 2006 to December 2027.

As part of the same transaction, the Company entered into an agreement to lease the facility back from the third party for base rents of $336,000 (195,000 pounds) per year payable quarterly until 2016. The lease is renewable through December 2027. The Company was also required to make a security deposit of $336,000 (195,000 pounds) to be reduced in subsequent years. The facility had a net book value of $1,398,819 (810,845 pounds) on the date of the transaction. The $1,966,181 (1,139,155 pounds) gain which resulted from this transaction will be recognized ratably over the initial term of the lease. Unamortized deferred gain as of September 30, 1999 was $1,583,260 (982,537 pounds).

In 1987, a subsidiary entered into a lease for office and factory space expiring January 31, 2001. These offices and factory space were vacated and subsequently this space was subleased to a third party for a period expiring January 31, 2001. At the time the sublease was entered into a liability was established for all future costs to the end of the lease, net of expected sublease receipts.

Details of operating lease expense in total and separately for transactions with related parties is as follows:


                                                                         September 30,
                                                                        1999      1998
Operating lease expense:
  Factory and office leases. . . . . . . . . . . . . . . . . . . . .  $691,399  $820,695
  Office space previously used by officers (net of sublease rentals)    14,999    48,146
  Other. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22,231    17,811
                                                                      --------  --------
                                                                      $728,629  $886,652
                                                                      ========  ========

Future minimum payments under operating leases, including planned reimbursement of an affiliate for office space previously used by officers, consisted of the following at September 30, 1999:

                                     Rentals
                                    Receivable
                                      Under
                        Operating   Subleases
                        ----------  ----------
2000 . . . . . . . . .  $  481,063  $   39,204
2001 . . . . . . . . .     443,513      13,068
2002 . . . . . . . . .     321,778           -
2003 . . . . . . . . .     321,778           -
2004 . . . . . . . . .     320,893           -
Thereafter . . . . . .   3,884,472           -
                        ----------  ----------

Total minimum payments  $5,773,497  $   52,272
                        ==========  ==========

NOTE  4.     NOTES  PAYABLE  AND  LONG-TERM  DEBT

During 1998, the Company repaid and then subsequently borrowed $1,000,000 from Mr. Dearholt, a current director of the Company. The outstanding note payable had an interest rate of 12% and was paid in full in 1999. As part of the transaction, the Company issued Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at $2.25 per share, which represented 80% of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $297,500. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2006. The discount in combination with the note's 12% coupon resulted in an effective interest rate of 63 percent on the note.

During 1999, the Company repaid and then subsequently borrowed $1,000,000 from Mr. Dearholt. The outstanding note payable bears interest at 12% and is payable in full in 2000. As part of the transaction, the Company issued Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at $1.16 per share, which represented 80% of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $194,574. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2008. In addition, if the Company defaults on its obligation under the note, the Company is required to issue an additional 200,000 shares of its common stock to Mr. Dearholt in addition to all other remedies to which Mr. Dearholt may be entitled. The note is recorded at September 30, 1999, net of unamortized discount of $93,626. The discount in combination with the note's 12% coupon resulted in an effective interest rate of 35 percent on the note.

Additionally, during 1999 the Company borrowed $250,000 from Mr. Dearholt and $50,000 from O.B. Parrish, also a current director of the Company. Each note payable bears interest at 12% and is payable in full in 2000. As part of the transactions, the Company issued Mr. Dearholt and Mr. Parrish warrants to purchase 50,000 and 10,000 shares of the Company's common stock at $1.35 and $1.25 per share, respectively, which represented 80% of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the notes of $49,219 and $9,722, respectively. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2008 and 2007, respectively. Also if the Company defaults on its obligation under the note, the Company is required to issue an additional 50,000 and 10,000 shares of its common stock to Mr. Dearholt and Mr. Parrish, respectively, in addition to all other remedies to which each is entitled. The notes are recorded at September 30, 1999, net

NOTE  4.          NOTES  PAYABLE  AND  LONG-TERM  DEBT  (CONTINUED)

of unamortized discounts of $18,018 and $3,733, respectively. The discount in combination with the notes' 12% coupon resulted in an effective interest rate of 35 percent for each note.

On June 1, 1999 the Company completed a private placement of convertible debentures in the principal amount of $1,500,000 and warrants to purchase 1,875,000 shares of common stock. The convertible debentures are convertible into shares of the Company's common stock as follows: the first 50% of the original principal balance and any accrued but unpaid interest thereon is convertible into common stock at the investor's election, at any time after one year, based on a per share price equal to the lesser of 70% of the market price of the Company's common stock at the time of conversion or $1.25, the second 50% of the original principal balance and, any accrued but unpaid interest thereon, is convertible into common stock at the investor's election at any time after one year based on a per share price equal to the lesser of 70% of the market price of the Company's common stock at the time of conversion or $2.50. The convertible debentures are payable one year after issuance or, if the Company elects, two years after issuance. If the term extended for the extra one year, the Company must issue to the investor at the time of execution, 375,000 additional warrants to purchase shares of the Company's common stock on the same terms as the other warrants. Interest on the convertible debentures is due at a rate of 8% per annum, payable quarterly in either cash or, at the debenture holder's option, common stock of the Company.

The convertible debentures are collateralized by a first security interest in all of the Company's assets. In addition, if the Company defaults in payment of the principal or interest due on the convertible debentures in accordance with their terms, the Company must immediately issue 1,500,000 shares of its common stock to the investor at no cost. The issuance of these shares will not affect any of the outstanding warrants then held by the investor, which warrants will continue in effect in accordance with their terms.

Additionally, warrants to purchase 337,500 shares of the Company's common stock were issued to the Company's placement agent in this offering. The warrants have a term of five years and are exercisable at an exercise price equal to the lesser of 70% of the market price of the common stock at the time of the exercise or $1.00. The warrants were valued at $224,500 which was recorded as additional paid-in capital.

The convertible debentures beneficial conversion feature is valued at $336,400 and the warrants to purchase 1,875,000 shares of the Company's common stock are valued at $715,100. In accordance with SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants (a total of $1,051,500) as additional paid in capital. The corresponding amount of $1,051,500 was recorded as a discount on convertible debentures and is amortized over 1 year using the interest rate method. The note is recorded net of a discount of $680,645 at September 30, 1999. The discount in combination with the debenture's 8% coupon resulted in an effective interest rate of 159 percent for the debentures. Upon completion of the convertible debenture private placement $195,000 of issuance costs were charged to equity.

On April 6, 1999 the Company restructured its $602,360 (370,000 pounds) Aage V. Jensen Charity Foundation note payable. The terms included immediate payment of $177,000 (110,000 pounds) as of the date of the restructuring agreement and required nine installment payments beginning April 15, 1999 and concluding on December 10, 1999. To avoid incurring additional interest related to the loan, the Company paid off the entire loan on June 10, 1999.

NOTE  5.     INCOME  TAXES

A reconciliation of income tax expense and the amount computed by applying the statutory Federal income tax rate to loss before income taxes as of September
30,  1999  and  1998,  are  as  follows:

                                                                                      September 30,
                                                                                   1999          1998
                                                                               ------------  ------------
Tax credit statutory rates. . . . . . . . . . . . . . . . . . . . . . . . . .  $(1,275,100)  $(1,141,490)
Nondeductible expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . .       59,300        47,900
State income tax, net of federal benefits . . . . . . . . . . . . . . . . . .     (177,700)     (159,100)
Benefit of net operating loss not recognized, increase in valuation allowance    1,374,500     1,252,690
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       19,000             -
                                                                               $         -   $         -
                                                                               ============  ============

As of September 30, 1999, the Company had federal and state net operating loss carryforwards of approximately $32,853,000 for income tax purposes expiring in years 2005 to 2015. The benefit relating to $1,537,800 of these net operating losses relates to exercise of common stock options and will be credited directly to stockholders' equity when realized. The Company also has investment tax and research and development credit carryforwards for income tax purposes aggregating approximately $150,000 at September 30, 1999, expiring in years 2000 to 2010. The Company's U.K. subsidiary, The Female Health Company - UK, plc subsidiary has U.K. net operating loss carryforwards of approximately $68,010,000 as of September 30, 1999. These U.K. net operating loss carryforwards can be carried forward indefinitely to be used to offset future
U.K. taxable income. Significant components of the Company's deferred tax assets and liabilities are as follows at September 30, 1999:

Deferred tax assets:
  Federal net operating loss carryforwards . .  $11,170,000
  State net operating loss carryforwards . . .    2,166,000
  Foreign net operating loss carryforwards . .   20,403,000
  Foreign capital allowances . . . . . . . . .    4,008,000
  Tax credit carryforwards . . . . . . . . . .      150,000
  Accounts receivable allowances . . . . . . .      138,000
  Other. . . . . . . . . . . . . . . . . . . .       17,000
                                                ------------
Total gross deferred tax assets. . . . . . . .   38,052,000
Valuation allowance for deferred tax assets. .   38,036,000
                                                ------------
Deferred tax assets net of valuation allowance       16,000
Deferred tax liabilities:
  Equipment, furniture and fixtures. . . . . .      (16,000)
                                                ------------
Net deferred tax assets. . . . . . . . . . . .  $         -
                                                ============

The valuation allowance increased by $1,711,000 and $1,252,690 for the years ended September 30, 1999 and 1998, respectively.

NOTE  6.     ROYALTY  AGREEMENTS

The Company has royalty agreements for sales of its products which provide for royalty payments based on sales quantities and achievement of specific sales levels. The amount of royalty expense was $38,451 for the year ended September 30, 1998. There was no royalty expense for the year ended September 30, 1999.

NOTE  7.     COMMON  STOCK

Stock  Option  Plans

The Company has various stock option plans that authorize the granting of options to officers, key employees and directors to purchase the Company's common stock at prices generally equal to the market value of the stock at the date of grant. Under these plans, the Company has 58,128 shares available for future grants as of September 30, 1999. The Company has also granted options to one of its legal counsel and an affiliate. Certain options are vested and exercisable upon issuance, others over periods up to four years and still others based on the achievement of certain performance criteria by the Company and market prices of its common stock.

Summarized information regarding all of the Company's stock options is as follows:

                                               Weighted
                                                Average
                                    Number of  Exercise
                                     Shares      Price
                                   ----------  --------
Outstanding at September 30, 1997  1,460,746   $   2.92
Granted . . . . . . . . . . . . .     18,000       0.01
Exercised . . . . . . . . . . . .    (29,400)      2.00
Expired or canceled . . . . . . .   (274,868)      5.50
                                   ----------

Outstanding at September 30, 1998  1,174,478       2.29
Granted . . . . . . . . . . . . .  1,876,000        .86
Exercised . . . . . . . . . . . .    (18,000)       .01
Expired or canceled . . . . . . .    (79,178)      6.75
                                   ----------

Outstanding at September 30, 1999  2,953,300   $   1.27
                                   ==========

Options shares exercisable at September 30, 1999 and 1998 are 425,766 and 463,410, respectively.

Options  Outstanding  and  Exercisable

   Range of       Number     Wghted. Avg.  Wghted. Avg.     Number     Wghted. Avg.
   Exercise    Outstanding   Remaining      Exercise     Exercisable    Exercise
    Prices      At 9/30/99       Life          Price      at 9/30/99       Price
-------------  -----------  ------------  -------------  -----------  -------------
 .85. . . . .    1,860,000           8.9  $         .85            -  $           -
1.5625. . . .       16,000           6.3         1.5625            -              -
2.00. . . . .    1,077,300           4.8           2.00      425,766           2.00
-------------  -----------  ------------  -------------  -----------  -------------
 .85 to $2.00    2,953,300           7.4  $        1.27      425,766  $        2.00
=============  ===========  ============  =============  ===========  =============

During 1998, the Company granted options to employees to purchase 18,000 shares of the Company's common stock at $.01. Compensation expense of $51,660 was recognized regarding this issuance.

All other stock options have been granted to employees at, or in excess of, fair market value at the date of grant. Accordingly, in accordance with APB 25 and related interpretations, no compensation cost has been recognized related to such stock option grants.

Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for all awards during Fiscal 1997 and 1998 consistent with the method set forth under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123") the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:


                                                     Year Ending September 30,
                                                        Loss                       Loss
                                           1999       Per Share       1998       Per Share
                                       ------------  -----------  ------------  -----------
Net loss attributable to common
  stockholders. . . . . . . . . . . .  $(3,884,228)  $     (.36)  $(4,306,985)  $    (0.43)
Compensation expense related to stock
  options granted . . . . . . . . . .     (371,902)        (.03)     (615,776)       (0.06)
                                       ------------  -----------  ------------  -----------
                                       $(4,256,130)  $    (0.39)  $(4,922,731)  $    (0.49)
                                       ============  ===========  ============  ===========

As the provisions of FAS 123 have been applied only to options granted since September 30, 1995, the resulting pro forma compensation cost is not representative of that to be presented in future years, when the pro forma cost would be fully reflected.

The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model assuming expected volatility of 63.4% and 69.1% and risk-free interest rates of 5.0% and 4.43% for 1999 and 1998, respectively; and expected lives of one to three years and 0.0% dividend yield in both periods. The weighted average fair value of options granted was $.61 and $2.87 for the years ended September 30, 1999 and 1998, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company's employee stock options have characteristics different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, the model may not provide a reliable single measure of the fair value of its employee stock options.

Stock  Bonus  Plan

During 1997, the Company adopted a stock bonus plan ("1997 Bonus Plan") to provide stock bonuses in lieu of cash bonuses to key employees who are responsible for the Company's future growth and financial success. The 1997
Bonus Plan provides for the award of up to 200,000 shares which are nontransferable and subject to a risk of forfeiture for one year subsequent to grant date. During the year ended September 30, 1998, 107,000 shares of restricted stock had been issued to key employees and consultants. During the year ended September 30, 1999, 15,000 shares of restricted stock were issued to key employees. Expense under the plan was $23,438 and $307,625 for the years ended September 30, 1999 and 1998, respectively.

Common  Stock  Purchase  Warrants

The Company enters into consulting agreements with separate third party professionals to provide investor relations services and financial advisory services. In connection with the consulting agreements, the Company granted warrants to purchase common stock. At September 30, 1999, 165,000 warrants were exercisable.

In 1998, the Company issued 165,000 warrants and recognized consulting expense and additional paid-in capital of $114,750. In 1999, the Company issued 100,000 warrants. The value of the warrants of $99,483 was recognized as unearned consulting fees and additional paid-in capital and the expense is being recognized over the term of the agreement.

There were 120,000 warrants exercised during 1999. At September 30, 1999, the following warrants were outstanding:

                                           Number
                                        Outstanding
                                        -----------
Warrants issued in connection with:
  Investor relations services contract       90,000
  Financial advisory services contract      175,000
  Convertible Debentures . . . . . . .    2,320,034
  Convertible Preferred Stock. . . . .      176,000
  Equity Line of Credit. . . . . . . .      200,000
  Notes Payable. . . . . . . . . . . .      900,000
                                        -----------
  Outstanding at September 30, 1999. .    3,861,034
                                        ===========

At September 30, 1999, the Company had reserved a total of 7,132,462 shares of its common stock for the exercise of options and warrants outstanding. This amount includes shares reserved to satisfy obligations due if the Company defaults on the payment of interest or principal on $1.3 million of notes due between February and March 2000.

Issuance  of  Stock

The Company has issued common stock to consultants for providing investor relation services. In 1998, the Company issued 25,000 shares of common stock with a market value of $93,750 which was recognized as consulting expense. In 1999, the Company issued 175,000 shares of common stock with a market value of $185,938 which was recorded as unearned consulting fees which is being recognized over the term of the agreement.

NOTE  8.     PREFERRED  STOCK

The Company has outstanding 660,000 shares of 8% cumulative convertible preferred stock (Series 1). Each share of preferred stock is convertible into one share of the Company's common stock on or after August 1, 1998. Annual preferred stock dividends will be paid if and as declared by the Company's Board of Directors. No dividends or other distributions will be payable on the Company's common stock unless dividends are paid in full on the preferred stock. The preferred stock may be redeemed at the option of FHC, in whole or in part, on or after August 1, 2000, subject to certain conditions, at $2.50 per share plus accrued and unpaid dividends. In the event of a liquidation or dissolution of the Company, the preferred stock would have priority over the Company's common stock. During 1999, 20,000 shares were converted into common stock.

On December 31, 1997, the Company completed a private placement of 729,927 shares of Class A Convertible Preferred Stock - Series 2 (the "Series 2 Preferred Stock") and warrants to purchase 240,000 shares of common stock. The Series 2 Preferred Stock was sold at a per share price of $2.74, resulting in net proceeds to the Company of $1.84 million, net of issuance costs of $156,616. The Series 2 Preferred Stock automatically converted into common stock on a one-for-one basis, on April 3, 1998, the date in which the registration statement registering the resale of the common stock was declared effective by the SEC. The investors received four-year warrants to purchase 240,000 shares of common stock exercisable at a price per share equal to the lesser of $3.425 or the average of the three closing bid prices per share of common stock for any three consecutive trading days chosen by the investor during the 30 trading day period ending on the trading day immediately prior to the exercise of the warrants. Individuals providing services to the Company's placement agent for the above convertible Preferred Stock received warrants to purchase 4,000 shares of common stock exercisable at any time prior to December 31, 2001, at $4.11 per share.

The Company's private placement of convertible Preferred Stock - Series 2 on December 31, 1997 included a beneficial conversion feature valued at $500,000 and four-year warrants to purchase additional shares of common stock valued at $317,000. In accordance with new SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants, a total of $817,000 as additional paid-in capital. The corresponding discount of $817,000, associated with the issuance of the convertible preferred stock is a one-time, non-recurring charge that has been fully amortized and reflected as preferred dividends accreted in the consolidated statements of operations for the year ended June 30, 1998. The dividend accretion had no impact on the Company's cash flow from operations.

NOTE  9.     EMPLOYEE  RETIREMENT  PLAN

Effective October 1, 1997, the Company adopted a Simple Individual Retirement Account (IRA) plan for its employees. Employees are eligible to participate in the plan if their compensation reaches certain minimum levels and are allowed to contribute up to a maximum of $6,000 annual compensation to the plan. The Company has elected to match 100% of employee contributions to the plan up to a maximum of 1% of employee compensation for the year. Company contributions were $6,541 and $11,947 for 1999 and 1998, respectively.

NOTE 10. INDUSTRY SEGMENTS AND FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS

The Company currently operates primarily in one industry segment which includes the development, manufacture and marketing of consumer health care products.

The Company operates in foreign and domestic regions. Information about the Company's operations in different geographic areas (determined by the location of the operating unit) is as follows.

                              September 30,
(Amounts in Thousands)       1999      1998
                           --------  --------
Net revenues:
United States . . . . . .  $ 2,350   $ 2,481
International . . . . . .    2,365     2,970

Operating profit (loss):
United States . . . . . .   (2,665)   (2,731)
International . . . . . .     (361)     (420)

Identifiable assets
United States . . . . . .    1,760     2,088
International . . . . . .    4,747     5,471


On occasion, the Company's U.S. unit sells product directly to customers located outside the U.S. Were such transaction reported by geographic destination of the sale rather than the geographic location of the unit, U.S. revenues would be decreased and International revenues increased by $177,000 and $396,000 in 1999 and 1998, respectively.

NOTE  11.     CONTINGENT  LIABILITIES

The Company's future obligations under the terms of a facilities lease were assigned by the Company and assumed by the buyer as part of the 1996 sale of the Company's subsidiary WPC Holdings, Inc. However, because the third party creditor did not release the Company from any future liability under the lease agreement at the time of their assignment, the Company remains contingently liable if Holdings defaults in making any payments under the agreement. At September 30, 1999, the total future payments under the lease agreement were $2.5 million.

The testing, manufacturing and marketing of consumer products by the Company entail an inherent risk that product liability claims will be asserted against the Company. The Company maintains product liability insurance coverage for claims arising from the use of its products. The coverage amount is currently
$5,000,000  for  FHC's  consumer  health  care  product.

NOTE  12.     RELATED  PARTY  TRANSACTIONS

For 1998, the Company paid the rent for office space leased by Phoenix Health Care of Illinois, Inc. ("Phoenix"), a company that owns approximately 270,000 shares of the Company's outstanding common stock and has three officers and directors that are also officers and directors of the Company. This leased space was subleased as of November 1, 1998.

NOTE  12.     RELATED  PARTY  TRANSACTIONS  (CONTINUED)

During 1998 the Company awarded Phoenix 25,000 shares of restricted common stock with a market value of approximately $93,750 for consulting services provided to the Company. No such amount was awarded in 1999.

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

NOTE  13.     CONTINUING  OPERATIONS  AND  SUBSEQUENT  EVENT

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a loss of $3.8 million for the year ended September 30, 1999, and as of September 30, 1999, had an accumulated deficit of $45.2 million. At September 30, 1999, the Company had working capital of $.4 million and stockholders' equity of $1.7 million. In the near term, the Company expects operating and capital costs to continue to exceed funds generated from operations, due principally to the Company's fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world. As a result, operations in the near future are expected to continue to use working capital. Management recognizes that the Company's continued operations depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes.

At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch the female condom. Management believes that recent developments, including the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, provide an indication of the Company's early success in broadening awareness and distribution of the female condom and may benefit efforts to raise additional capital and to secure additional agreements to promote and distribute the female condom throughout other parts of the world.

On September 29, 1997, the Company entered into an agreement with Vector Securities International, Inc. (Vector), an investment banking firm specializing in providing advice to healthcare and life-science companies. Pursuant to this agreement, as extended, Vector will act as the Company's exclusive financial advisor for the purposes of identifying and evaluating opportunities available to the Company for increasing shareholder value. These opportunities may include selling all or a portion of the business, assets or stock of the Company or entering into one or more distribution arrangements relating to the Company's product. There can be no assurance that any such opportunities will be available to the Company or, if so available, that the Company will ultimately elect or be able to consummate any such transaction. Management is currently determining whether the Company should seek to extend this arrangement.

On November 19, 1998, the Company executed an agreement with a private investor (the Equity Line Agreement). This agreement provides for the Company, at its sole discretion, subject to certain restrictions, to sell ("put") to the investor up to $6.0 million of the Company's common stock, subject to a minimum put of $1.0 million over the duration of the agreement. The Equity Line Agreement expires 24 months after the effective date of the pending registration statement and, among other things, provides for minimum and maximum puts ranging from $100,000 to $1,000,000 depending on the Company's stock price and trading volume. The Company is required to draw down a minimum of $1 million during the two-year period. If the Company does not draw down the minimum, the Company is required to pay the investor a

NOTE  13.     CONTINUING  OPERATIONS  AND  SUBSEQUENT  EVENT  (CONTINUED)

12% fee on that portion of the $1 million minimum not drawn down at the end of the two-year period. As of September 30, 1999, the Company had placed three puts for the combined cash proceeds of $485,000 providing the investor with a total of 482,964 shares of the Company's common stock.

The timing and amounts of the stock sales under the agreement are totally at the Company's discretion, subject to the Company's compliance with each of the following conditions at the time the Company requests a stock sale under the agreement:

- the registration statement the Company filed with the SEC for sales of stock under the agreement must remain in effect;

- all of the Company's representation and warranties in the agreement must be accurate and the Company must have complied with all of the obligations in the agreement;

- there may not be any injunction, legal proceeding or law prohibiting the Company's sale of the stock to Kingsbridge;

-     the  Company's  counsel  must  issue  a  legal  opinion  to  Kingsbridge;

- the sale must not cause Kingbridge's ownership of the Company's common stock to exceed 9.9% of the outstanding shares of our common stock;

- the trading price of the Company's common stock over a five trading day period preceding the date of the date of the sale must equal or exceed $1.00 per share; and

- the average daily trading volume of the Company's common stock for a 20 trading day period preceding the date of the sale must equal or exceed 17,000 shares.

Between September and November 1999 the Company completed a private placement where 983,333 shares of the Company's common stock were sold for $737,500, of which $500,000 was received through September 30, 1999. The stock sales were directly with accredited investors and included one current director of the Company. The Company provided the shares to these investors at a $.75 share price.

While the Company believes that its existing capital resources will be adequate to fund its currently anticipated capital needs, if they are not the Company may need to raise additional capital until its sales increase sufficiently to cover operating expenses. In addition, there can be no assurance that the Company will satisfy the conditions required for it to exercise puts under the Equity Line Agreement. Accordingly, the Company may not be able to realize all or any of the funds available to it under the Equity Line Agreement.

Further, there can be no assurance, assuming the Company successfully raises additional funds or enters into business agreements with third parties, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate financing, management will be required to sharply curtail the Company's efforts to promote the female condom and to curtail certain other of its operations or, ultimately, cease operations.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                                                   JUNE 30,
                                                                     2000
                                                                -------------
ASSETS
Current Assets:
   Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    395,806
   Accounts receivable, net. . . . . . . . . . . . . . . . . .       553,720
   Inventories, net. . . . . . . . . . . . . . . . . . . . . .     1,173,794
   Prepaid expenses and other current assets . . . . . . . . .       255,949
                                                                -------------
TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . . .     2,379,269

Intellectual property rights, net. . . . . . . . . . . . . . .       643,281
Other assets . . . . . . . . . . . . . . . . . . . . . . . . .       149,681

PROPERTY, PLANT AND EQUIPMENT. . . . . . . . . . . . . . . . .     3,787,592
Less accumulated depreciation and amortization . . . . . . . .    (2,237,754)
                                                                -------------
 Net  Property, plant, and equipment . . . . . . . . . . . . .     1,549,838
                                                                -------------

TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . .  $  4,722,069
                                                                =============

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
   Notes payable, related parties, net of unamortized discount  $  1,163,522
   Convertible debenture, net of unamortized discount. . . . .     1,358,911
   Accounts payable. . . . . . . . . . . . . . . . . . . . . .       502,535
   Accrued expenses and other current liabilities. . . . . . .       406,686
   Preferred dividends payable . . . . . . . . . . . . . . . .       100,043
                                                                -------------

TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . . .     3,531,697

Deferred gain on lease of facility . . . . . . . . . . . . . .     1,442,800
Other long-term liabilities. . . . . . . . . . . . . . . . . .        41,512
                                                                -------------
TOTAL LIABILITIES. . . . . . . . . . . . . . . . . . . . . . .     5,016,009

STOCKHOLDERS'DEFICIT:
Convertible preferred stock. . . . . . . . . . . . . . . . . .         6,600
Common stock . . . . . . . . . . . . . . . . . . . . . . . . .       133,254
Additional paid-in-capital . . . . . . . . . . . . . . . . . .    47,987,899
Unearned consulting compensation . . . . . . . . . . . . . . .       (76,360)
Accumulated deficit. . . . . . . . . . . . . . . . . . . . . .   (48,405,221)
Accumulated other comprehensive income . . . . . . . . . . . .        91,964
Treasury stock, at cost. . . . . . . . . . . . . . . . . . . .       (32,076)
                                                                -------------
Total stockholders' deficit. . . . . . . . . . . . . . . . . .      (293,940)
                                                                -------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT. . . . . . . . . .  $  4,722,069
                                                                =============


See  notes  to  unaudited  condensed  consolidated  financial  statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Nine Months Ended
                                                          June  30,
                                                          ---------
                                                     2000          1999
                                                 ------------  ------------
Net revenues. . . . . . . . . . . . . . . . . .  $ 3,923,425   $ 3,409,695
Cost of products sold . . . . . . . . . . . . .    3,612,216     3,787,785
                                                 ------------  ------------
Gross profit (loss) . . . . . . . . . . . . . .      311,209      (378,090)
                                                 ------------  ------------

Advertising and promotion . . . . . . . . . . .      169,000       219,333
Selling, general and administrative . . . . . .    2,085,001     2,129,111
                                                 ------------  ------------
Total operating expenses. . . . . . . . . . . .    2,254,001     2,348,444
                                                 ------------  ------------
Operating (loss). . . . . . . . . . . . . . . .   (1,942,792)   (2,726,534)

Amortization of debt issuance costs . . . . . .      245,676        69,650
Interest, net and other expense . . . . . . . .      937,561       245,042
                                                 ------------  ------------
Income (loss) before income taxes . . . . . . .   (3,126,029)   (3,041,226)

Provision for income taxes. . . . . . . . . . .            -             -
                                                 ------------  ------------
Net (loss). . . . . . . . . . . . . . . . . . .  $(3,126,029)  $(3,041,226)

Preferred dividends, Series 1 . . . . . . . . .       99,090       102,054
                                                 ------------  ------------
Net (loss) attributable to common stockholders.  $(3,225,119)  $(3,143,280)
                                                 ============  ============
Net (loss) per common share outstanding . . . .  $     (0.26)  $     (0.29)
Weighted average common shares outstanding. . .   12,522,230    10,719,690

See  notes  to  unaudited  condensed  consolidated  financial  statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                             Nine Months ended
                                                                  June 30,
                                                                ------------
                                                             2000          1999
                                                         ------------  ------------
OPERATIONS:
Net (loss). . . . . . . . . . . . . . . . . . . . . . .  $(3,126,029)  $(3,041,226)
Adjusted for noncash items:
 Depreciation and amortization. . . . . . . . . . . . .      474,443       425,016
 Amortization of discounts on notes payable and
   convertible debentures . . . . . . . . . . . . . . .      844,997       332,994
 Changes in operating assets and liabilities. . . . . .      961,986      (526,101)
                                                         ------------  ------------
Net cash (used in) operating activities . . . . . . . .     (844,603)   (2,809,317)

INVESTING ACTIVITIES:
Capital expenditures, Net cash (used in)
 investing activities . . . . . . . . . . . . . . . . .      (11,579)      (22,129)
                                                         ------------  ------------

FINANCING ACTIVITIES:
Proceeds from related party notes issued. . . . . . . .    1,300,000     1,300,000
Payments on notes payable, related party. . . . . . . .   (1,300,000)   (1,558,043)
Proceeds from the issuance of convertible debentures. .            -     1,500,000
Dividends paid on preferred stock . . . . . . . . . . .      (39,002)     (116,255)
Purchase of common stock held in Treasury . . . . . . .            -       (12,746)
Proceeds from the issuance of common stock upon
   exercise of options and warrants . . . . . . . . . .            -       226,878
Proceeds from issuance of common stock. . . . . . . . .      719,500       485,000
                                                         ------------  ------------

Net cash provided by financing activities . . . . . . .      680,498     1,953,835
                                                         ------------  ------------

Effect of exchange rate changes on cash . . . . . . . .          781       256,640
                                                         ------------  ------------
INCREASE (DECREASE) IN CASH . . . . . . . . . . . . . .     (174,903)     (749,972)
Cash at beginning of period . . . . . . . . . . . . . .      570,709     1,480,287
                                                         ------------  ------------
CASH AT END OF PERIOD . . . . . . . . . . . . . . . . .  $   395,806   $   730,315
                                                         ============  ============

Schedule of noncash financing and investing
   activities:
Common stock issued for payment of preferred
   stock dividends and convertible debenture
   interest . . . . . . . . . . . . . . . . . . . . . .  $    48,160   $    29,972
Issuance of warrants on notes payable . . . . . . . . .      350,989     1,304,515
Common stock issued for payment of consulting services.       79,680        84,375
Preferred dividends declared, Series 1. . . . . . . . .       99,090       100,289

See  notes  to  unaudited  condensed  consolidated  financial  statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE  1  -  Basis  of  Presentation
            -----------------------

The accompanying financial statements are unaudited but in the opinion of management contain all the adjustments (consisting of those of a normal recurring nature) considered necessary to present fairly the financial position and the results of operations and cash flow for the periods presented in conformity with generally accepted accounting principles for interim financial information and the instructions to Form 10Q-SB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Operating results for the nine months ended June 30, 2000 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2000. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 1999.

Principles  of  consolidation  and  nature  of  operations:
----------------------------------------------------------

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, The Female Health Company - UK and The Female Health Company - UK, plc. All significant intercompany transactions and accounts have been eliminated in consolidation. The Female Health Company ("FHC" or the "Company") is currently engaged in the marketing, manufacture and distribution of a consumer health care product known as the Reality female condom, "Reality," in the U.S. and "femidom" or "femy" outside the U.S. The Female Health Company - UK, is the holding company of The Female Health Company - UK, plc, which operates a 40,000 sq. ft. leased manufacturing facility located in London, England.

Reclassification:
----------------

Certain expenses on the statements of income for the nine months ended June 30, 1999 have been reclassified to be consistent with the presentation shown for the nine months ended June 30, 2000.

NOTE  2  -  Earnings  Per  Share
            --------------------

Earnings  per share (EPS): Basic EPS is computed by dividing income available to
-------------------------
common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of the incremental common shares issuable upon conversion of convertible preferred or convertible debt and the exercise of stock options and warrants for all periods. Fully diluted (loss) per share is not presented since the effect would be anti-dilutive.

NOTE  3  -  Comprehensive  Income  (Loss)
            -----------------------------

Total Comprehensive Loss was $(3,323,002) for the nine months ended June 30, 2000 and $(2,479,199) for the nine months ended June 30, 1999.

NOTE  4  -  Inventories
            -----------

The  components  of  inventory  consist  of  the  following:

                                   JUNE 30, 2000
                                  ---------------
Raw material and work in process  $      321,614
Finished goods . . . . . . . . .         866,000
                                  ---------------
Inventory, gross . . . . . . . .       1,187,614
Less: inventory reserves . . . .         (13,820)
                                  ---------------
Inventory, net . . . . . . . . .  $    1,173,794
                                  ===============

NOTE  5  -  Sale  of  Convertible  Preferred  Stock
            ---------------------------------------

The Company has outstanding 660,000 shares of 8% cumulative Convertible Preferred Stock - Series 1. Each share of preferred stock is convertible into one share of the Company's Common Stock on or after August 1, 1998. Annual preferred stock dividends will be paid if and as declared by the Company's Board of Directors. No dividends or other distributions will be payable on the Company's Common Stock unless dividends are paid in full on the Preferred Stock. The shares may be redeemed at the option of the Company, in whole or in part, on or after August 1, 2000, subject to certain conditions, at $2.50 per share plus accrued and unpaid dividends. In the event of a liquidation or dissolution of the Company, the Preferred Stock - Series 1 would have priority over the Company's Common Stock.

NOTE  6  -  Financial  Condition
            --------------------

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $3.2 million for the nine months ended June 30, 2000 and as of June 30, 2000 had an accumulated deficit of $48.4 million. At June 30, 2000, the Company had working capital of $(1.2) million and stockholders' deficit of $0.3 million. In the near term, the Company expects operating and capital costs to continue to exceed funds generated from operations due principally to the Company's manufacturing costs relative to current production volumes and the ongoing need to commercialize the Female Condom around the world. As a result, operations in the near future are expected to continue to use working capital. Management recognizes that the Company's continued operations depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes.

At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch the Female Condom.

Management believes that recent developments, including the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, provide an indication of the Company's early success in broadening awareness and distribution of the Female Condom and may benefit future efforts to raise additional capital and to secure additional agreements to promote and distribute the Female Condom throughout other parts of the world.

NOTE  6  -  Financial  Condition  -  (Continued)
            ------------------------------------

On September 29, 1997, the Company entered into an agreement with Vector Securities International, Inc. (Vector), an investment banking firm specializing in providing financial advisory services to healthcare and life-science companies. Pursuant to this agreement, as extended, Vector has acted as the Company's exclusive financial advisor through June 30, 2000 for the purposes of identifying and evaluating opportunities available to the Company for increasing stockholder value. The Company and Vector are discussing extending these arrangements. These opportunities may include selling all or a portion of the business, assets or stock of the Company or entering into one or more distribution arrangements relating to the Company's product. There can be no assurance that any such opportunities will be available to the Company or, if so available, that the Company will ultimately elect or be able to consummate any such transaction. Management is currently determining whether the Company should seek to extend this arrangement.

On May 19, 1999 and June 3, 1999 the Company issued an aggregate $1.5 million of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors. See Note 7 of the Notes to Unaudited Condensed Consolidated Financial Statements for additional detail.

On November 19, 1998, the Company executed an agreement with a private investor (the "Equity Line Agreement"). This agreement provides for the Company, at its sole discretion, subject to certain restrictions, to sell ("put") to the investor up to $6.0 million of the Company's Common Stock, subject to a minimum put of $1.0 million over the duration of the agreement. The Equity Line Agreement expires on February 12, 2001 and, among other things, provides for minimum and maximum puts ranging from $100,000 to $1,000,000 depending on the Company's stock price and trading volume. Puts cannot occur more frequently than every 20 trading days. Upon a proper put under this agreement, the investor purchases Common Stock at a discount of (a) 12% from the then current average market price of the Company's Common Stock, as determined under the Equity Line Agreement, if such average market price is at least $2 or (b) 18% from the then current average market price if such average market price is less than $2. In addition, the Company is required to pay its placement agent sales commissions in Common Stock or cash, at the placement agent's discretion, equal to 7% of the funds raised under the Equity Line Agreement and issue warrants to the placement agent to purchase shares of Common Stock, at an exercise price of $2.17 per share, equal to 10% of the shares sold by the Company under the Equity Line Agreement. Pursuant to the Equity Line Agreement, the Company issued the investor a Warrant to purchase 200,000 shares of Common Stock at $2.17 per share.

The Company is required to draw down a minimum of $1 million during the term of the Equity Line Agreement. If the Company does not draw down the minimum, the Company is required to pay the investor a 12% fee on that portion of the $1 million minimum not drawn down at the end of the term of the Equity Line Agreement. As of March 31, 2000, the Company has placed four puts for the combined cash proceeds of $582,000 providing the investor with a total of 680,057 shares of the Company's Common Stock. Each put was executed while the Company's stock price was below $2.00 per share and therefore, the common stock was sold at the 18% discount. The timing and amount of the stock sales under the Equity Line Agreement are totally at the Company's discretion, subject to the Company's compliance with each of the following conditions at the time the Company requests a stock sale under the Equity Line Agreement:

- the registration statement the Company filed with the SEC for sales of stock under the Equity Line Agreement must remain in effect;

- all of the Company's representations and warranties in the Equity Line Agreement must be accurate and the Company must have complied with all of the Company's obligations in the Equity Line Agreement;

- there may not be any injunction, legal proceeding or law prohibiting the Company's sale of the stock to the investor;

NOTE  6  -  Financial  Condition  -  (Continued)
            ------------------------------------

- the sale must not cause the investor's ownership of the Company's common stock to exceed 9.9% of the outstanding shares of the Company's common stock;

- the trading price of the Company's common stock over a five trading day period preceding the date of the sale must equal or exceed $1.00 per share; and

- the average daily trading volume of the Company's common stock for a 20 trading day period preceding the date of the sale must equal or exceed 17,000 shares.

The trading price of the Company's common stock was below $1.00 per share as of June 30, 2000. Although Kingsbridge waived the condition relating to the trading price of the Company's common stock for the fourth put completed during the quarter ended June 30, 2000, the Company can make no assurance that Kingsbridge will waive this condition or any other condition under the Equity Line Agreement if the Company cannot satisfy such conditions to use the Equity
Line  Agreement  if  needed  in  the  future.

While the Company believes that its existing capital resources will be adequate to fund its currently anticipated capital needs, if they are not, the Company may need to raise additional capital until its sales increase sufficiently to cover operating expenses. In addition, there can be no assurance that the Company will satisfy the conditions required for it to exercise puts under the Equity Line Agreement. Accordingly, the Company may not be able to realize all of the funds available to it under the Equity Line Agreement.

Further, there can be no assurances, assuming the Company successfully raises additional funds or enters into business agreements with third parties, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate financing, management will be required to sharply curtail the Company's efforts to commercialize the Female Condom and to curtail certain other of its operations or, ultimately, cease operations.

NOTE  7  -  Sale  of  Convertible  Debentures
            ---------------------------------

On May 19 and June 3, 1999, the Company issued an aggregate of $1.5 million of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors. Interest on the convertible debentures is payable quarterly at a rate of 8% annually in cash or, at the investors' option, common stock at its then current fair market value. From December 2, 1999 until February 11, 2000, interest on the convertible debentures was at the rate of 10% annually, and then returned to 8% annually. Repayment of the convertible debentures is secured by a first security interest in all of the Company's assets. The original principal balance plus any accrued but unpaid interest of the convertible debentures may be convertible into the Company's common stock at the investor's election at any time after one year based on a per share price equal to the lesser of (a) 70% of the market price of the Company's Common Stock at the time of conversion or (b) $1.00. The convertible debentures were originally payable one year after issuance. However, the Company elected under the terms of the convertible debentures to extend the due date to two years after issuance. As a result of the Company electing to extend the term of the debentures an additional year, the Company issued to the investors at the time of extension, additional warrants to purchase 375,000 shares of Common Stock on the same terms as the other warrants.

The convertible debentures beneficial conversion feature is valued at $336,400 and the warrants to purchase 1,875,000 shares of common stock are valued at $715,100. In accordance with SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants (a total of $1,051,500) as additional paid in capital.

The corresponding amount of $1,051,500 was recorded as a discount on convertible debentures and is amortized over 1 year using the interest rate method.

NOTE 8 - Industry Segments And Financial Information About Foreign and  Domestic
         -----------------------------------------------------------------------
Operations
----------

The Company currently operates primarily in one industry segment which includes the development, manufacture and marketing of consumer health care products.

The Company operates in foreign and domestic regions. Information about the Company's operations in different geographic areas (determined by the location of the operating unit) is as follows:


                            Nine Months Ended
                                June 30,
                                --------

(Amounts in thousands)       2000      1999
                           --------  --------
Net revenues:
United States . . . . . .  $ 1,542   $ 1,856
International . . . . . .    2,381     1,553

Operating profit (loss):
United States . . . . . .   (3,344)   (2,665)
International . . . . . .      119      (479)

Identifiable assets:
United States . . . . . .    1,082     1,647
International . . . . . .    3,640     4,678


On occasion, the Company's U.S. unit sells product directly to customers located outside the U.S. Were such transactions reported by geographic destination of the sale rather than the geographic location of the unit, U.S. revenues would be decreased and International revenues increased by $36,540 and $96,514 as of June 30, 2000 and 1999, respectively. Additionally, U.S. operating loss reflects $2,227,625 and $1,075,330 of worldwide corporate overhead for the nine months ended June 30, 2000 and 1999, respectively.

     YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS LISTED IN THIS PROSPECTUS IS OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

     NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF
THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE TO THAT JURISDICTION.

                            THE FEMALE HEALTH COMPANY

                        1,075,000 SHARES OF COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                October __, 2000

                                     PART II

INFORMATION  NOT  REQUIRED  IN  THE  PROSPECTUS

Item  24.  Indemnification  of  Directors  and  Officers.

     Pursuant to sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constitute: (a) willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

     Consistent with sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, Article VIII of the Company's Amended and Restated By-Laws provides that the Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company in the circumstances described above. Article VIII of the Amended and Restated By-Laws also provides that the directors of the Company are not subject to personal liability to the Company, its shareholders or persons asserting rights on behalf thereof, as provided in the Wisconsin Business Corporation Law. The Amended and Restated By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the Amended and Restated By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any Amended and Restated By-Law or otherwise.

     The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item  25.  Other  Expenses  of  Issuance  and  Distribution.

     The  expenses  in  connection  with  the  offering  are  as  follows:

 ITEM                         AMOUNT*
----------------------------  --------
Registration fee . . . . . .  $    149
Printing expenses. . . . . .     5,000
Legal fees and expenses. . .    10,000
Accounting fees and expenses     5,000
Miscellaneous expenses . . .     5,000
                              --------

              Total. . . . .  $ 25,149
                              ========

____________

*  All  amounts  estimated  except  the  registration  fee.

Item  26.  Recent  Sales  of  Unregistered  Securities.

     On September 12, 1996, the Company completed a Regulation S offering to five offshore institutional investors selling to such investors 8% cumulative convertible debentures for an aggregate principal amount of $2 million. The debentures are convertible into the Company's common stock. In addition, the debenture holders received warrants to purchase 40,201 shares of the Company's common stock at an exercise price of $5.72 per share.

     On February 20, 1997, the Company sold $2,020,000 of 8% convertible debentures and related warrants to eight foreign investors pursuant to the exemption from the securities registration requirement provided by Regulation S promulgated under the Securities Act of 1933, as amended. The convertible debentures mature on January 31, 2000 and bear interest at 8% per annum, payable semiannually. The convertible debentures are convertible at the election of the holders into shares of common stock in accordance with their terms. As required by Regulation S, the Company offered and sold the convertible debentures and warrants in an offshore transaction only to non-U.S. persons. The Company did not use the services of an underwriter in this offering but, rather, European American Services, Inc. acted as a distributor for the offering. For its services as the distributor, European American Services, Inc. received a placement fee of 7% of the principal amount of the debentures sold. In connection with this Regulation S offering, the investors also received warrants to purchase a total of 67,333 shares of the Company's common stock at an exercise price of $5.00 per share. The warrants expire on October 30, 1999.

     The Company believes the above transactions were exempt from the securities registration requirement pursuant to Regulation S promulgated under the Securities Act because such sales were made to nonresidents of the United States in an offshore transaction without any directed selling efforts made in the United States by the Company, any distributor or any of their respective affiliates or any persons acting on behalf of any of such parties. In addition, the Company believes it implemented all offering restrictions and complied with all of the terms and conditions of Regulation S which were imposed on the issuer of the securities as of the date of each offering.

     On each of March 25, 1997, March 25, 1998 and March 25, 1999 the Company refinanced its $1 million borrowing from Mr. Dearholt by extending the one-year note payable to him for an additional year. Accordingly, the note is now payable in full on March 25, 2000. As part of these transactions, on the date of each extension, the Company issued to Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at exercise prices of $1.848, $2.25 and $1.16 per share, respectively. These exercise prices represented 80% of the average trading price of the Company's common stock for the five trading days immediately prior to each of the refinancings. The warrants expire on the earlier of their exercise or five years after the date of their issuance.

     The Company believes that the sales described above were exempt from registration under section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act because such sales were made to one person who is an accredited investor and a director of the Company. Mr. Dearholt also represented to the Company that he was purchasing for investment without a view to further distribution. Restrictive legends were placed on all instruments evidencing the securities described above.

     On July 29, 1997, the Company completed a private placement of 680,000 shares of Class A Convertible Preferred Stock--Series 1 (the "Series 1 Preferred Stock") to a group of accredited investors. Each share of the Series 1 Preferred Stock was sold for $2.50. In connection with this private placement, the Company issued to the placement agents in the offering warrants exercisable for a total of 52,000 shares of common stock at an exercise price of $2.50 per share. The Company also paid the placement agents a cash commission equal to 7% of the proceeds received by the Company from sales made by the placement agents. The Company raised approximately $1.6 million of proceeds, net of issuance costs of $96,252. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering in that the securities were sold in a private placement to only accredited investors, most of whom had a pre-existing personal or business relationship with the Company or its officers or directors and each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     On December 31, 1997, the Company sold 729,927 shares of Class A Convertible Preferred Stock--Series 2 ("Series 2 Preferred Stock") and warrants to purchase 240,000 shares of the Company's common stock to three institutional accredited investors pursuant to section 4(2) of the Securities Act and Regulation D promulgated thereunder. Each share of Series 2 Preferred Stock was sold for $2.74. This private placement netted the Company $1.82 million, after deduction for expenses and commissions. in connection with this private placement, the Company issued to its placement agent in the offering warrants to purchase 4,000 shares of the Company's common stock at an exercise price of $4.11 per share. The Company also paid the placement agent a commission equal to 7% of the gross proceeds raised by the Company in this offering. The warrants issued to the investors are exercisable at an exercise price per share equal to the lesser of (a) $3.25 or (b) the average of the three closing bid prices per share of the Company's common stock for any three consecutive trading days selected by the holder in the 30 consecutive trading day period ending on the trading day immediately prior to the date of exercise. Both the warrants issued to the investors and the warrants issued to the Company's placement agent in this offering expire on December 31, 2001. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering in that the securities were sold in a private placement to only sophisticated, institutional, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     On May 19, 1999 and June 3, 1999, the Company issued an aggregate of $1,500,000 of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors. The convertible debentures bear interest at 8% per annum and have a one-year term; provided, however, that the Company may extend the repayment term for an additional one year if, upon such extension, it issues to the investors warrants to purchase 375,000 shares of the Company's common stock having the same terms and conditions as the warrants issued to the investors in the private placement. The investors may convert the convertible debentures into common stock at any time after one year from the date they were issued as follows: (a) the first 50% of the original principal balance of the convertible debentures, plus any accrued but unpaid interest thereon, is convertible into common stock based on a per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or (ii) $1.25; and (b) the second 50% of the original principal balance plus any accrued but unpaid interest thereon is convertible into common stock based on the per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or (ii) $2.50. As part of this offering, the Company also issued to the investors warrants to purchase 1,875,000 shares of the Company's common stock. The warrants are exercisable by the investors at any time within five years after their date of issuance at an exercise price per share equal to the lesser of (a) 70% of the market price of the Company's common stock from the date of exercise or (b) $1.00. As part of the consideration that the Company paid R.J. Steichen & Company, the Company's placement agent in the private placement of the convertible debentures and warrants, the Company issued to R.J. Steichen warrants to purchase a total of 337,500 shares of the Company's common stock. The warrants issued to R.J. Steichen are exercisable at any time commencing one year after the date of the private placement and for a period of four years thereafter at an exercise price of $1.00 per share.

     The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only sophisticated, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     On September 24, 1999, the Company completed a private placement of 666,671 shares of its common stock to nine investors. Each share of common stock was sold for a purchase price of $0.75, representing a discount of 12% from the market price on the date that the shares were sold. In connection with this private placement, the Company agreed to register the investors' resale of these shares pursuant to this registration statement. The Company raised approximately $500,000 of proceeds, net of issuance cost of $0 in connection with this private placement. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only accredited investors, most of whom had a preexisting personal or business relationship with the Company or its officers or directors and each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering. In addition, the common stock issued to these investors contained restrictive legends indicating that the shares had not been registered and, therefore, cannot be resold unless the resale was registered under the Securities Act or an exemption from such registration requirement was available.

     On February 18, 1999, the Company borrowed $50,000 from O.B. Parrish, the Company's Chairman and Chief Executive Officer. The extension was completed through the execution of a $50,000, one year promissory note payable by the Company to Mr. Parrish and a Note Purchase and Warrant Agreement and Stock Issuance Agreement. Pursuant to this transaction, Mr. Parrish was granted warrants to purchase 10,000 shares of common stock at an exercise price of $1.35 per share. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $50,000 promissory note when due, we must issue 10,000 shares of our common stock to Mr. Parrish. The issuance will not, however, alleviate our liability under the note. We also granted Mr. Parrish securities registration rights with respect to any common stock he receives from us under these warrants or the Stock Issuance Agreement.

     On February 12, 1999, we borrowed $250,000 from Mr. Dearholt. The borrowing was effectuated in the form of a $250,000, one-year promissory note payable by us to Mr. Dearholt. As part of this transaction, the Company entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Pursuant to the Note Purchase and Warrant Agreement, Mr. Dearholt received a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.25 per share. The warrants expire upon the earlier of their exercise or five years after the date of their issuance. Under the Stock Issuance Agreement, if we fail to pay the $250,000 under the note when due, we must issue 50,000 shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights with respect to any common stock he receives from us under these warrants or the Stock Issuance Agreement.

     The Company has sold 129,506 shares of common stock on February 26, 1999, 157,356 shares of common stock on March 10, 1999, 196,102 shares of common stock on April 10, 1999 and 197,093 shares of common stock on May 31, 2000 to a private investor under an equity line agreement. The Company received net cash proceeds of $145,500, $145,500, $194,000, and $97,000 respectively, from these sales. As part of this offering, the Company also issued to the investor warrants to purchase 200,000 shares of the Company's common stock at an exercise price of $2.17 per share. The Company also issued warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $1.625 to this investor on February 12, 1999 in connection with a consulting agreement. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that it was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     The Company sold 316,668 shares of common stock to three investors in November 1999. The Company received cash proceeds of $237,500 from these sales. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     The Company sold 100,000 shares of common stock to one investor in January 2000. The Company received cash proceeds of $75,000 from this sale. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that he was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     The Company sold 80,001 shares of common stock to three investors in February 2000. The Company received cash proceeds of $60,000 from these sales. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     On February 18, 2000, the Company issued warrants to purchase 12,500 shares of common stock to O.B. Parrish, the Company's Chairman and Chief Executive Officer, in connection with the extension of the due date of a $50,000 loan from Mr. Parrish to February 18, 2001. The warrants have an exercise price of $0.72 per share. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act in connection with this issuance.

     On February 12, 2000, the Company issued warrants to purchase 62,500 shares of common stock to Stephen M. Dearholt in connection with the extension of the due date of a $250,000 loan from Mr. Dearholt to February 12, 2001. On March 25, 2000, the Company issued warrants to purchase 250,000 shares of common stock to Stephen M. Dearholt in connection with the extension of the due date of a $1,000,000 loan from Mr. Dearholt to March 25, 2001. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act in connection with these issuances.


     In June 2000, the Company sold 500,000 shares of its common stock to two investors, including 400,000 shares to a trust for the benefit of a child of Stephen M. Dearholt, a director of the Company. The Company received cash proceeds of $250,000 from this sale. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself it was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     On May 19, 2000 and June 3, 2000, the Company issued warrants to purchase 375,000 shares of common stock to five investors, in connection with the one-year extension of the due date of a $1,500,000 convertible debenture with the exercise price of the warrants is the lesser of 70% of market value or $1.00 per share. The warrants expire upon the earlier of their exercise or four years after the date of their issuance. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act in connection with this issuance.

     On June 15, 2000, the Company issued 150,000 shares of common stock to one person as compensation for consulting services. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act in connection with this issuance.


     On October 2, 2000, the Company sold 425,000 shares of common stock to two investors, including 200,000 to Michael R. Walton, a director of the Company. The Company received cash proceeds of $212,500 from this sale. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

Item 27. Exhibits. The following exhibits are filed as part of this Registration Statement.


EXHIBIT NO..  DESCRIPTION
------------  --------------------------------------------------------------------------------------
3.1           Amended and Restated Articles of Incorporation of the Company.(20)

3.2           Articles of Amendment to the Amended and Restated Articles of Incorporation of the
              Company.(26)

3.3           Amended and Restated By-Laws of the Company.(3)

4.1           Amended and Restated Articles of Incorporation (same as Exhibit 3.1).

4.2           Articles II, VII and XI of the Amended and Restated By-Laws of the Company
              (included in Exhibit 3.2).(3)

4.3           Private Equity Line of Credit Agreement between the Company and Kingsbridge
              Capital Limited dated November 19, 1998.(2)

4.4           Registration Rights Agreement between the Company and Kingsbridge Capital Limited dated as of November 19, 1998.(2)

4.5           Warrant to Purchase up to 200,000 shares of common stock of the Company issued to
              Kingsbridge Capital Limited as of November 19, 1998.(2)

4.6           Agreement between Kingsbridge Capital Limited and the Company dated February 12,
              1999. (23)

4.7           Consulting Agreement between the Company and Kingsbridge Capital Limited dated
              February 12, 1999.(23)

4.8           Registration Rights Agreement between Kingsbridge Capital Limited and the Company dated February 12, 1999.(23)

4.9           Warrant for 100,000 shares of the Company's common stock issued to Kingsbridge
              Capital Limited as of February 12, 1999.(23)

5             Legal Opinion of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. regarding legality of Securities being issued.

10.1          Employment Agreement between John Wundrock and the Company dated October 1,
              1989.(3)

10.2          Wisconsin Pharmacal Company, Inc. (k/n/a The Female Health Company) 1990 Stock
              Option Plan.(4)

10.3          Commercial Building Lease dated May 1, 1992 covering the Jackson, Wisconsin, office and manufacturing facility.(5)

10.4          Reality Female Condom Clinical Trial Data Agreement between the Company and
              Family Health International dated September 24, 1992.(6)

10.5          Trademark License Agreement for Reality Trademark.(7)

10.6          Office space lease between the Company and John Hancock Mutual Life Insurance
              Company dated June 1, 1994.(8)


                                      II-7

10.7          Employment Agreement dated September 10, 1994 between the Company and
              Dr. Mary Ann Leeper.(9)

10.8          1994 Stock Option Plan.(10)

10.9          Investor relations and development services Consulting Agreement between the
              Company and C.C.R.I. Corporation dated March 13, 1995.(11)

10.10         Consultant Warrant Agreement dated March 13, 1995 between the Company and
              C.C.R.I. Corporation, as amended on April 22, 1996.(12)

10.11         Company Promissory Note payable to Stephen M. Dearholt for $1 million dated
              March 25, 1996 and related Note Purchase and Warrant Agreement, warrants and Stock
              Issuance Agreement.(13)

10.12         Outside Director Stock Option Plan.(12)

10.13         Exclusive Distribution Agreement between Chartex International Plc and Taiho
              Pharmaceutical Co., Ltd. dated October 18, 1994.(14)

10.14         Supply Agreement between Chartex International Plc and Deerfield Urethane, Inc.
              dated August 17, 1994.(14)

10.15         Employment Letter dated February 28, 1990 from Chartex Resources Ltd. to Michael
              Pope and Board Amendments thereto.(14)

10.16         Grant Letter dated March 7, 1996 from the Government Office for London of the
              Secretary of State of Trade and Industry regarding economic development grant to the
              Company.(14)

10.17         Letter Amendment to Asset Sale Agreement dated April 29, 1996 between the
              Company and Dowty Seals Limited and Chartex International Plc.(14)

10.18         Form of 8% Convertible Debenture due August 31, 1999 issued by the Company to certain foreign investors on September 12, 1996.(15)

10.19         Form of Warrant issued by the Company to certain foreign investors as of
              September 12, 1996.(15)

10.20         Fund Raising Agreement dated May 1, 1998 by and between Hartinvest-Medical
              Ventures and the Company. (2)

10.21         Change of Control Agreement dated January 27, 1999, between The Female Health
              Company and Michael Pope.(16)

10.22         Company Promissory Note to Stephen M. Dearholt for $250,000 dated February 1,
              1999 and related Note Purchase And Warrant Agreement, warrants and Stock issuance
              Agreement.(16)

10.23         Company Promissory Note to O.B. Parrish for $50,000 dated February 1, 1999 and related Note Purchase And Warrant Agreement, warrants and Stock issuance
              Agreement.(16)


                                      II-8

10.24         Company Promissory Note to Stephen M. Dearholt for $1 million dated March 25,
              1999 and related Note Purchase and Warrant Agreement,  Warrant and Stock Issuance
              Agreement.(16)

10.25         Form of Registration Rights Agreement between the Company and certain private placement investors dated as of June 1, 1999.(17)

10.26         Amendment to Registration Rights Agreement between the Company and Private
              Placement Investors dated as of June 1, 1999.(17)

10.27         1 million Convertible Debenture issued by the Company to Gary Benson dated
              May 19, 1999.(17)

10.28         100,000 Convertible Debenture issued by the Company to Daniel Bishop dated
              June 2, 1999.(17)

10.29         100,000 Convertible Debenture issued by the Company to Robert Johander dated
              June 3, 1999.(17)

10.30         100,000 Convertible Debenture issued by the Company to Michael Snow dated
              June 3, 1999.(17)

10.31         100,000 Convertible Debenture issued by the Company to W.G. Securities Limited
              Partnership dated June 3, 1999.(17)

10.32         Warrant to purchase 1,250,000 shares of the Company's common stock issued to Gary
              Benson on May 19, 1999.(17)

10.33         Warrant to purchase 125,000 shares of the Company's common stock issued to Daniel
              Bishop on June 3, 1999.(17)

10.34         Warrant to purchase 125,000 shares of the Company's common stock issued to Robert
              Johander on June 3, 1999.(17)

10.35         Warrant to purchase 250,000 shares of the Company's common stock issued to Michael
              Snow on June 3, 1999.(17)

10.36         Warrant to purchase 125,000 shares of the Company's common stock issued to
              W.G. Securities Limited Partnership on June 3, 1999.(17)

10.37         Form of Common Stock Purchase Warrant to acquire 337,500 shares issued to
              R.J. Steichen as placement agent.(17)

10.38         Form of Change of Control Agreement between the Company and each of O.B. Parrish and Mary Ann Leeper.(20)

10.39         Lease Agreement among Chartex Resources Limited, P.A.T. (Pensions) Limited and
              The Female Health Company.(18)

10.40         Agreement dated March 14, 1997, between the Joint United Nations Programme on
              HIV/AIDS and Chartex International PLC.(19)


                                      II-9

10.41         Company promissory note payable to Stephen M. Dearholt for $1 million dated
              March 25, 1997, and related stock purchase and warrant agreement, warrants and stock issuance agreement.(21)

10.42         1997 Stock Option Plan.(19)

10.43         Employee Stock Purchase Plan.(19)

10.44         Agreement dated September 29, 1997, between Vector Securities International and The
              Female Health Company.(19)

10.45         Company Promissory Note to Stephen M. Dearholt for $250,000 dated February 12,
              2000 and related Warrants.(24)

10.46         Company Promissory Note to O.B. Parrish for $50,000 dated February 18, 2000 and related Warrants.(24)

10.47         Company Promissory Note to Stephen M. Dearholt for $1 million dated March 25,
              2000 and related Warrants.(24)

10.48         Stock Purchase Agreement, dated as of June 14, 2000, between The Female Health
              Company and The John W. Dearholt Trust.

10.49         Warrant to purchase 250,000 shares of the Company's common stock issued to Gary
              Benson on May 19, 2000. (25)

10.50         Warrant to purchase 25,000 shares of the Company's common stock issued to Daniel
              Bishop on June 3, 2000. (25)

10.51         Warrant to purchase 25,000 shares of the Company's common stock issued to Robert
              Johander on June 3, 2000. (25)

10.52         Warrant to purchase 50,000 shares of the Company's common stock issued to Michael
              Snow on June 3, 2000. (25)

10.53         Warrant to purchase 25,000 shares of the Company's common stock issued to W.G.
              Securities Limited Partnership on June 3, 2000. (25)

10.54         Stock Purchase Agreement, dated as of June 14, 2000, between the Company and The
              John W. Dearholt Trust. (25)

10.55         Exclusive Distribution Agreement, dated as of ______, 2000, between the Company and Mayer Laboratories, Inc.(26)

21            Subsidiaries of Registrant.(22)

23.1          Consent of McGladrey & Pullen, LLP

23.2          Consent of Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (included in
              Exhibit 5).

24            Power of Attorney.(26)

____________


(1)     Incorporated  herein  by  reference  to  the  Company's  1995  Form  10-KSB.

(2)     Incorporated  herein  by  reference  to the Company's Form SB-2 Registration Statement filed
December  8,  1998.

                                      II-10

(3)     Incorporated  herein  by  reference  to  the  Company's Registration Statement on Form S-18,
Registration  No.  33-35096,  as  filed with the Securities and Exchange Commission on May 25, 1990.

(4)     Incorporated  herein  by  reference  to  the  Company's  December  31,  1990  Form  10-Q.

(5)     Incorporated  herein  by  reference  to  the  Company's  June  30,  1992  Form  10-Q.

(6)     Incorporated  herein  by  reference  to  Pre-Effective  Amendment  No.  1  to  the Company's
Registration  Statement  on  Form  S-1,  Registration No. 33-51586, as filed with the Securities and
Exchange  Commission  on  September  28,  1992.

(7)     Incorporated  herein  by  reference  to  the  Company's  1992  Form  10-KSB.

(8)     Incorporated  herein  by  reference  to  the  Company's  June  30,  1994  Form  10-Q.

(9)     Incorporated  herein  by  reference  to  the  Company's  Registration Statement on Form S-2,
Registration  No.  33-84524,  as  filed with the Securities and Exchange Commission on September 28,
1994.

(10)     Incorporated  herein  by  reference  to  the  Company's  1994  Form  10-KSB.

(11)     Incorporated  herein  by  reference  to  the  Company's  March  31,  1995  Form  10-Q.

(12)     Incorporated  herein  by  reference  to the Company's Form S-1 Registration Statement filed with  the  Securities  and  Exchange  Commission  on  April  23,  1996.

(13)     Incorporated  herein  by  reference  to  the  Company's  June  30,  1995  Form  10-Q.

(14)     Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Form S-1
Registration  Statement  filed  with  the  Securities  and  Exchange  Commission  on  June  5, 1996.

(15)     Incorporated  herein  by  reference  to  the  Company's  1996  Form  10-K.

(16)     Incorporated  herein  by  reference  to  the  Company's  March  31,  1999  Form  10-QSB.

(17)     Incorporated  herein  by  reference  to  the  Company's  June  30,  1999  Form  10-QSB.

(18)     Incorporated  herein  by  reference  to  the  Company's  December  31,  1996  Form  10-QSB.

(19)     Incorporated  herein  by  reference  to  the  Company's  Form 10-KSB/A-1 for the year ended
September  30,  1997.

(20)     Incorporated  herein  by  reference to the Company's Form SB-2 Registration Statement filed with  the  Securities  and  Exchange  Commission  on  October  19,  1999.

(21)     Incorporated  herein  by  reference  to  the  Company's  March  31,  1997  Form  10-QSB.

                                      II-11

(22)     Incorporated  herein by reference to the Company's Form 10-KSB for the year ended September
30,  1999.

(23)     Incorporated  herein  by  reference  to  the  Company's  December  31,  1998  Form  10-QSB.

(24)     Incorporated  herein  by  reference  to  the  Company's  March  31,  2000  Form  10-QSB.

(25)     Incorporated  herein  by  reference  to  the  Company's  June  30,  2000  Form  10-QSB.

(26)     Previously filed.

Item  28.  Undertakings.

     The  small  business  issuer  hereby  undertakes  as  follows:

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) File, during any period in which offers and sales of securities may be made pursuant to this registration, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by section 10(a) (3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     (c) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (d) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on the 12th day of October, 2000.

                                        THE  FEMALE  HEALTH  COMPANY

                                        BY /s/ O.B. Parrish
                                            ------------------------------------
                                        Its Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


SIGNATURE                              TITLE                       DATE
------------------------  -------------------------------  ------------------


/s/ O.B. Parrish          Chairman of the Board, Chief     October 12, 2000
------------------------  Executive Officer and Director
O.B. Parrish              (Principal Executive Officer)

*                         President and Chief Operating    October 12, 2000
------------------------  Officer and Director
Mary Ann Leeper, Ph.D.

*                         Director of Finance and          October 12, 2000
------------------------  Administration (Principal
Robert R. Zic             Accounting Officer)

*                         Secretary and Director           October 12, 2000
------------------------
William R. Gargiulo, Jr.

                          Director                         October __, 2000
-----------------------
David R. Bethune

*                         Director                         October 12, 2000
-----------------------
Stephen M. Dearholt

                          Director                         October __, 2000
-----------------------
James R. Kerber

                          Director                         October __, 2000
-----------------------
Michael R. Walton

/s/ O.B.Parrish                                            October 12, 2000
-----------------------
O.B. Parrish

* Attorney-in-fact

                                  EXHIBIT INDEX



EXHIBIT                                                      PAGE
NUMBER   DESCRIPTION                                        NUMBER
-------  -------------------------------------------------  ------
5        Legal Opinion of Reinhart, Boerner, Van Deuren,
         Norris & Rieselbach, s.c.

23       Consent of McGladrey & Pullen, LLP